                                                                     EXHIBIT 2.1

                     AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND AMONG

                          INTERNET EXTRA CORPORATION,

                        NETRANSCEND SOFTWARE, INC. AND

               RUIQING "BARCLAY" JIANG AS PRINCIPAL SHAREHOLDER



                           Dated as of March 8, 1999

                               TABLE OF CONTENTS
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ARTICLE I      The Merger........................................................     1
     1.1       The Merger........................................................     1
     1.2       Effective Time....................................................     2
     1.3       Effect of the Merger..............................................     2
     1.4       Articles of Incorporation; Bylaws.................................     2
     1.5       Directors and Officers............................................     2
     1.6       Effect of Merger on Netranscend Capital Stock.....................     2
               (a)  Conversion of Netranscend Capital Stock......................     3
               (b)  Procedure for Payment........................................     3
               (c)  Company Stock Options........................................     3
     1.7       No Further Ownership Rights in Netranscend Capital Stock..........     3
     1.8       Tax Consequences..................................................     4
     1.9       Taking of Necessary Action; Further Action........................     4

ARTICLE II     Representations and Warranties of Netranscend and the Princ.......     4
     2.1       Organization of Netranscend.......................................     4
     2.2       Netranscend Capital Structure.....................................     5
     2.3       Subsidiaries......................................................     5
     2.4       Authority.........................................................     5
     2.5       No Conflict.......................................................     6
     2.6       Consents..........................................................     6
     2.7       Company Financial Statements......................................     6
     2.8       No Undisclosed Liabilities........................................     7
     2.9       No Changes........................................................     7
     2.10      Tax Matters.......................................................     8
     2.11      Title of Properties; Absence of Liens and Encumbrances............     8
     2.12      Intellectual Property.............................................     9
     2.13      Agreements, Contracts and Commitments.............................    12
     2.14      Interested Party Transactions.....................................    12
     2.15      Governmental Authorization........................................    12
     2.16      Litigation........................................................    13
     2.17      Minute Books......................................................    13
     2.18      Environmental Matters.............................................    13
     2.19      Brokers' and Finders' Fees........................................    13
     2.20      Employee Benefit Plans and Compensation...........................    13
     2.21      No Interference or Conflict.......................................    13
     2.22      Compliance with Laws..............................................    13
     2.23      Warranties; Indemnities...........................................    13
     2.24      Complete Copies of Materials......................................    14
     2.25      Representations Complete..........................................    14
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                               TABLE OF CONTENTS
                                  (continued)
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ARTICLE III    Representations and Warranties Of The Principal Shareholder.......    14
     3.1       No Registration...................................................    14
     3.2       Sophistication....................................................    14
     3.3       Access to Information.............................................    14
     3.4       Preexisting Business Relationship.................................    14
     3.5       Investment........................................................    14
     3.6       Tax Advisors......................................................    15
     3.7       Counsel...........................................................    15
     3.8       Resale Under Rule 144.............................................    15
     3.9       Residency.........................................................    15

ARTICLE IV     Representations and Warranties of IEC.............................    16
     4.1       Organization of IEC...............................................    16
     4.2       IEC Capital Structure.............................................    16
     4.3       Subsidiaries......................................................    16
     4.4       Authority.........................................................    17
     4.5       No Conflict.......................................................    17
     4.6       Consents..........................................................    17
     4.7       No Financial Statements...........................................    18
     4.8       Tax Matters.......................................................    18
     4.9       Title to Property; Absence of Liens and Encumbrances..............    18
     4.10      Intellectual Property.............................................    18
     4.11      Agreements, Contracts and Commitments.............................    19
     4.12      Interested Party Transactions.....................................    19
     4.13      Governmental Authorization........................................    19
     4.14      Litigation........................................................    19
     4.15      Minute Books......................................................    20
     4.16      Environmental Matters.............................................    20
     4.17      Brokers' and Finders' Fees........................................    20
     4.18      Employee Benefit Plans and Compensation...........................    20
     4.19      No Interference or Conflict.......................................    20
     4.20      Compliance with Laws..............................................    20
     4.21      Warranties; Indemnities...........................................    20
     4.22      Complete Copies of Materials......................................    20
     4.23      Representations Complete..........................................    21

ARTICLE V      Conduct Prior to the Effective Time...............................    21
     5.1       Conduct of Business of Netranscend................................    21
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                               TABLE OF CONTENTS
                                  (continued)

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     5.2       No Solicitation...................................................    23

ARTICLE VI     Additional Agreements.............................................    24
     6.1       Shareholder Approval..............................................    24
     6.2       Restrictions on Transfer..........................................    24
     6.3       Access to Information.............................................    25
               (a)  Access by IEC................................................    25
               (b)  Access by Netranscend........................................    25
               (c)  No Modification..............................................    25
     6.4       Confidentiality...................................................    25
     6.5       Expenses..........................................................    26
     6.6       Public Disclosure.................................................    26
     6.7       Consents..........................................................    26
     6.8       FIRPTA Compliance.................................................    26
     6.9       Reasonable Efforts................................................    26
     6.10      Notification of Certain Matters...................................    27
     6.11      Additional Documents and Further Assurances.......................    27
     6.12      Tax Free Reorganization...........................................    27
     6.13      Employee Offers...................................................    27

ARTICLE VII    Conditions to the Merger..........................................    27
     7.1       Conditions to Obligations of Each Party to Effect the Merger......    27
               (a)  Shareholder Approval.........................................    27
               (b)  No Injunctions or Restraints; Illegality.....................    28
               (c)  Claims.......................................................    28
               (d)  Permits......................................................    28
     7.2       Additional Conditions to Obligations of Netranscend and the
                    Principal Shareholder........................................    28
               (a)  Consideration Shares.........................................    28
               (b)  Employment Offers............................................    28
               (c)  Stock Option Agreements......................................    28
               (d)  Representations, Warranties and Covenants....................    28
               (e)  No Material Adverse..........................................    28
               (f)  Legal Opinion................................................    29
               (g)  Certificate of IEC...........................................    29
               (h)  Good Standing Certificate....................................    29
     7.3       Additional Conditions to the Obligations of IEC...................    29
               (a)  Netranscend Share Certificates...............................    29
               (b)  Netranscend Options..........................................    29
               (c)  Acceptance of Key Employee Offers............................    29
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                               TABLE OF CONTENTS
                                  (continued)

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               (d)  Representations, Warranties and Covenants....................    29
               (e)  Third Party Consents.........................................    30
               (f)  Legal Opinion................................................    30
               (g)  No Material Adverse Effect...................................    30
               (h)  Shareholder Approval.........................................    30
               (i)  Certificate of Netranscend...................................    30
               (j)  Certificate of the Principal Shareholder.....................    30
               (k)  Good Standing Certificate....................................    30
               (l)  Certificate of Satisfaction..................................    31
               (m)  Escrow Agreement.............................................    31
               (n)  Agreement of Merger..........................................    31

ARTICLE VIII   Survival of Representations and Warranties; Escrow................    31
     8.1       Survival of Representations and Warranties........................    31
     8.2       Indemnification...................................................    31
               (a)  Indemnification of Losses....................................    31
               (b)  Claims Against the Escrow Fund...............................    31
     8.3       Escrow Arrangements...............................................    32
     8.4       Escrow Agreement..................................................    32

ARTICLE IX     Termination, Amendment and Waiver.................................    32
     9.1       Termination.......................................................    32
     9.2       Effect of Termination.............................................    33
     9.3       Amendment.........................................................    33
     9.4       Extension; Waiver.................................................    33

ARTICLE X      General Provisions................................................    34
     10.1      Notices...........................................................    34
     10.2      Interpretation....................................................    35
     10.3      Counterparts......................................................    35
     10.4      Entire Agreement; Assignment......................................    35
     10.5      Severability......................................................    35
     10.6      Other Remedies....................................................    35
     10.7      Governing Law.....................................................    36
     10.8      Rules of Construction.............................................    36
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

                     AGREEMENT AND PLAN OF REORGANIZATION


     This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of March 8, 1999 by and among Internet Extra Corporation, a California corporation ("IEC"), Netranscend Software, Inc., a California corporation ("Netranscend"), and Ruiqing "Barclay" Jiang, the sole shareholder of Netranscend (the "Principal Shareholder").

                                   RECITALS

     A. The Boards of Directors of IEC and Netranscend believe it is in the best interests of each company and the shareholders of each company that IEC acquire Netranscend through the statutory merger of Netranscend with and into IEC (the "Merger") and, in furtherance thereof, have approved the Merger.

     B. Pursuant to the Merger, among other things, (i) all of the issued and outstanding shares (each, a "Netranscend Share") of capital stock of Netranscend (the "Netranscend Capital Stock") shall be canceled and converted into the right to receive cash and shares of common stock of IEC ("IEC Common Stock") and (ii) all options to acquire any shares of Netranscend Capital Stock shall be canceled and replaced by options to acquire shares of IEC Common Stock.

     C. A portion of the shares of IEC Common Stock otherwise payable by IEC in connection with the Merger shall be placed in escrow and held by an escrow agent pursuant to an Escrow Agreement, substantially in the form attached hereto as Exhibit I as set forth in Section VIII hereof and the release of such shares shall be contingent upon certain events and conditions.

     D. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

     E. IEC and Netranscend desire to make certain representations, warranties, covenants and other agreements in connection with the Merger.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:


                                   ARTICLE I

                                  The Merger

     1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the California General Corporation Law ("California Law"), Netranscend shall be merged with and into IEC, the separate corporate existence of Netranscend shall cease and IEC shall continue as the surviving corporation. IEC as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

     1.2 Effective Time. Unless this Agreement is earlier terminated pursuant to Section 9.1, the closing of the Merger (the "Closing") will take place as promptly as practicable, but no later than five (5) business days following satisfaction or waiver of the conditions set forth in Article VII, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California, unless another place or time is agreed to in writing by IEC and Netranscend. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing an Agreement of Merger in the form attached hereto as Exhibit A (the "Merger Agreement") with the
                               ---------
Secretary of State of the State of California, in accordance with the relevant provisions of applicable law (the time of acceptance by the Secretary of State of California of such filing being referred to herein as the "Effective Time").

     1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of California Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Netranscend shall vest in the Surviving Corporation, and all debts, liabilities and duties of Netranscend shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4  Articles of Incorporation; Bylaws.

          (a) Unless otherwise determined by IEC prior to the Effective Time, at the Effective Time, the Articles of Incorporation of IEC, as amended, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation.

          (b) Unless otherwise determined by IEC prior to the Effective Time, at the Effective Time, the Bylaws of IEC as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter amended.

     1.5 Directors and Officers. The directors of IEC immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation. The officers of IEC immediately prior to the Effective Time shall be the officers of Surviving Corporation, each to hold office in accordance with the Bylaws of the Surviving Corporation.

     1.6 Effect of Merger on Netranscend Capital Stock. Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of IEC, Netranscend or the Principal Shareholder immediately prior to the Effective Time, the following shall occur:

          (a) Conversion of Netranscend Capital Stock. At and as of the Effective Time, all Netranscend Shares shall be converted into the right to receive an aggregate of 1,979,000 shares (the "Consideration Shares") of IEC Common Stock and cash in the amount of $430,000 (the "Cash Consideration," and together with the Consideration Shares, the "Consideration"). No Netranscend Capital Stock shall be deemed to be outstanding or to have any rights other than those set forth in this Section 1.6 (a) after the Effective Time.

          (b) Procedure for Payment. At the Effective Time, the Principal Shareholder will deliver a certificate or certificates representing all issued and outstanding Netranscend Shares to IEC, endorsed in blank or accompanied by stock powers or other instruments of transfer executed by such Principal Shareholder. Immediately after the Effective Time, IEC shall (a) deliver to the Principal Shareholder a certificate or certificates bearing the legend set forth in Section 6.2 hereof representing 1,679,000 shares of IEC Common Stock and (b) deliver to the Escrow Agent (as defined in Section 8.3(a) below) a certificate bearing the legend set forth in Section 6.2 hereof, representing 300,000 shares of IEC Common Stock (the "Escrow Shares") to be deposited into the Escrow Fund (as defined in Section 8.3(a) below), pursuant to the terms and conditions set forth in Article VIII. IEC shall pay the Cash Consideration to the Principal Shareholder in four installments, as follows: (i) $110,000 on the one-year anniversary of the Closing Date; (ii) $110,000 on the two-year anniversary of the Closing Date; (iii) $100,000 on the three-year anniversary of the Closing Date; and (iv) $110,000 on the four-year anniversary of the Closing Date. All payments of Consideration Shares and Cash Consideration shall be made to the address set forth in Section 10.1 below unless the Principal Shareholder delivers an alternate address to IEC.

          (c)  Company Stock Options.

               (i) Conversion of Netranscend Options. At the Effective Time, each outstanding option and warrant to purchase Netranscend Capital Stock (each, a "Netranscend Option"), whether vested or unvested, shall be canceled by Netranscend in connection with the Merger. IEC shall grant options to purchase IEC Common Stock for each Netranscend Option so canceled by Netranscend under this Agreement, each of which shall be subject to the terms and conditions of the IEC 1999 Stock Option Plan (the "IEC Plan"), shall have an option exercise price of $0.50 per share, shall be fully vested and exercisable at the Effective Time and shall have the same termination date as of the canceled Netranscend Option for which it was granted. Each Netranscend Option will be exercisable for the same number of shares of IEC Common Stock as the number of shares of Netranscend Common Stock that were issuable upon exercise of such Netranscend Option immediately prior to the Effective Time.

               (ii)   Notice of Issuance. Promptly following the Effective
Time, IEC will issue to each holder of an outstanding Netranscend Option a stock option agreement evidencing the foregoing conversion of such Netranscend Option by IEC.

     1.7 No Further Ownership Rights in Netranscend Capital Stock. The shares of IEC Common Stock issued in accordance with the terms hereof shall be deemed to be full satisfaction of all rights pertaining to shares of Netranscend Capital Stock outstanding prior to the Effective Time, and there shall be no further registration of transfers on the records of Netranscend or the Surviving Corporation of shares of Netranscend Capital Stock that were outstanding prior to the Effective Time.

     1.8 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations. Each party has consulted with its own tax advisers with respect to the tax consequences of the Merger.

     1.9 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Netranscend and IEC, the officers and directors of Netranscend and IEC are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.


                                  ARTICLE II

                       Representations and Warranties of
                   Netranscend and the Principal Shareholder

     Netranscend and the Principal Shareholder hereby represent and warrant to IEC, subject to such exceptions as are specifically disclosed in the disclosure schedule (referencing the appropriate section and paragraph numbers) supplied by Netranscend to IEC and attached hereto as Exhibit D (the "Disclosure Schedule")
                                          ---------
and dated as of the date hereof, that on the date hereof and as of the Effective
Time:

     2.1 Organization of Netranscend. Netranscend is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the requisite corporate power and authority to carry on its business as presently conducted and as presently proposed to be conducted. Netranscend is duly qualified to transact business and is in good standing in the State of California and in each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification in which the failure to be so qualified would have a Material Adverse Effect. As used in this Agreement, the term "Material Adverse Effect" with respect to a party means any change, event or effect that is materially adverse to the business, assets (including intangible assets), results of operations or financial condition of such party. Netranscend has delivered a true and correct copy of its Articles of Incorporation and Bylaws, each as amended to date, to IEC. Section 2.1 of the
                                                              -----------
Disclosure Schedule lists the directors and officers of Netranscend. The operations now being conducted by Netranscend have not been conducted under any other name.

     2.2  Netranscend Capital Structure.

          (a) As of the Closing Date, the authorized capital stock of Netranscend consists of 10,000,000 shares of authorized Common Stock, of which 3,000,000 are issued and outstanding and held by the Principal Shareholder as of the date hereof, and no shares of Preferred Stock. All outstanding shares of Netranscend Capital Stock are duly authorized, validly issued, fully paid and non-assessable, are not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of Netranscend or any agreement to which Netranscend is a party or by which it is bound and have been issued in compliance with federal and state securities laws. There are no declared but unpaid dividends with respect to any shares of Netranscend Capital Stock. The Merger is not a dissolution, liquidation or winding up as defined in Netranscend's Articles of Incorporation. Netranscend has no treasury shares or other capital stock authorized, issued or outstanding.

          (b)  Section 2.2(b) of the Disclosure Schedule sets forth, the name of
               --------------
each stock option plan or other plan providing for equity compensation of any person adopted or maintained by Netranscend. Section 2.2(b) of the Disclosure
                                              --------------
Schedule sets forth for each outstanding Netranscend Option the name of the holder of such option, the domicile address of such holder, the number of shares of Netranscend Capital Stock subject to such option, the exercise price of such option and the vesting schedule for such option, including the extent vested to date. There are no other options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which Netranscend is a party or by which it is bound obligating Netranscend to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of Netranscend Capital Stock or obligating Netranscend to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to Netranscend. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of Netranscend. There are no warrants to purchase Netranscend Capital Stock.

     2.3 Subsidiaries. Netranscend does not have, and never has had, any subsidiaries or affiliated companies and has not otherwise owned, any shares in the capital of or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

     2.4 Authority. Netranscend has all requisite power and authority to enter into this Agreement and any Related Agreements (as hereinafter defined) to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Netranscend, and no further action is required on the part of Netranscend to authorize the Agreement, any Related Agreements to which it is a party and the transactions contemplated hereby and thereby, subject only to approval of this Agreement by the Principal Shareholder. This Agreement and the Merger have been approved by all members of the Board of Directors of Netranscend. This Agreement and any Related Agreements to which Netranscend is a party have been duly executed and delivered by Netranscend and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligation of Netranscend, enforceable in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies. The "Related Agreements" with respect to a party shall mean all such ancillary agreements required in this Agreement to be executed and delivered by such party in connection with the transactions contemplated hereby.

     2.5 No Conflict. The execution and delivery of this Agreement and any Related Agreements to which Netranscend is a party do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the Articles of Incorporation and Bylaws of Netranscend, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, covenant or commitment (each a "Contract") to which Netranscend or any of its properties or assets are subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Netranscend or its properties or assets.

     2.6 Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any third party, including a party to any Contract with Netranscend (so as not to trigger any Conflict), is required by or with respect to Netranscend and no consent, waiver or approval of any party to any Contract is required for such Contract to remain in effect without modification in connection with the execution and delivery of this Agreement and any Related Agreements to which Netranscend is a party or the consummation of the transactions contemplated hereby and thereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws, and (ii) the filing of the Certificate of Merger with the Secretary of State of the State of California, and except that the consummation of the transactions contemplated hereby requires the approval of the shareholders of Netranscend.

     2.7  Company Financial Statements.  Section 2.7 of the Disclosure Schedule
                                         -----------
sets forth Netranscend's unaudited balance sheets as of December 31, 1998 and the related unaudited statements of income and cash flow for the year ended December 31, 1998 (collectively, the "Netranscend Financials"). Netranscend Financials are correct in all material respects and have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), applied on a basis consistent throughout the periods indicated and consistent with each other. Netranscend Financials present fairly the financial condition, operating results and cash flows of Netranscend as of the dates and during the periods indicated therein.

     2.8 No Undisclosed Liabilities. Netranscend does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which individually or in the aggregate (i) has not been reflected in the Netranscend Financials, or (ii) has not arisen in the ordinary course of business consistent with past practices since December 31, 1998.

     2.9 No Changes. Except as expressly contemplated by this Agreement, since December 31, 1998, there has not been, occurred or arisen any of the following (unless approved in writing by IEC):

          (a) any purchase or redemption of any shares of Netranscend Capital Stock, except in connection with repurchases upon termination of employees pursuant to pre-existing contractual obligations;

          (b) any declaration or payment of any distribution with respect to any shares of Netranscend Capital Stock;

          (c) any amendment or restatement of the charter documents, bylaws or other organizational documents of Netranscend;

          (d) any execution of any agreement with any third party in respect of, or license, sale, mortgage, rental, lease or other disposal of Netranscend's intellectual property;

          (e) any proposal or execution of an agreement with any person or entity, other than IEC, providing for the possible merger (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) of Netranscend with any person or entity or the purchase or sale of any material portion of the capital stock or assets of Netranscend or of another entity by Netranscend;

          (f) any incurrence or guarantee of any indebtedness, or any other liabilities outside of the ordinary course of business;

          (g) any termination of employees or coercion of employees to resign;

          (h) any commencement or settlement of any litigation;

          (i) any sale, lease or other disposal of any of its properties or assets, except in the ordinary course of business and consistent with past practices;

          (j) any incurrence of indebtedness for borrowed money or guarantee any such indebtedness or issuance or sale of any debt securities or guarantee of any debt securities of others;

          (k) grant of any loans to others or purchase of debt securities of others or amendment of the terms of any outstanding loan agreement;

          (l) grant of any severance or termination pay (i) to any director or officer or (ii) to any other employee except payments made pursuant to standard written agreements outstanding as of the date hereof;

          (m) payment, discharge or satisfaction, in an amount in excess of $10,000 (in any one case) or $25,000 (in the aggregate), of any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice;

          (n) making or changing any material election in respect of taxes, adoption or change of any accounting method in respect of taxes, execution of any closing agreement, settlement of any claim or assessment in respect of taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of taxes; or

          (o) execution of any strategic alliance or joint marketing arrangement or agreement.

     2.10 Tax Matters. Netranscend has filed when due all federal, state, local and foreign tax returns required to be filed by it. Each such tax return is true and complete in all materials respects and Netranscend has paid all taxes due under such returns. There is no action, suit, proceeding, investigation, audit or claim now pending against or with respect Netranscend in respect of any tax or assessment, nor is any additional tax or assessment asserted by any governmental authority. All taxes, interest, penalties, assessments or deficiencies for periods prior to the Closing Date have been paid in full except for taxes not yet due. The reserves established on the books of Netranscend for taxes not yet due are adequate to satisfy all liabilities for taxes not yet due.

     2.11 Title of Properties; Absence of Liens and Encumbrances.

          (a) Netranscend does not own any real property, nor has it ever owned any real property. Section 2.11(a) of the Disclosure Schedule sets forth a list
                    ---------------
of all real property currently leased by Netranscend, the name of the lessor, the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental and/or other fees payable under any such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

          (b) Netranscend has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any liens, except as reflected in the Netranscend Financials and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not detract from the value, or interfere with the present use, of the property subject thereto or affected thereby.

          (c) Section 2.11(c) of the Disclosure Schedule lists each item of
              ---------------
equipment with a purchase price of more than $10,000 (the "Equipment") owned or leased by Netranscend and such Equipment is, (i) adequate in all material respects for the conduct of the business of Netranscend as currently conducted and (ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear.

          (d) Netranscend has sole and exclusive ownership, free and clear of any liens, of all customer files and other customer information relating to customers of Netranscend's current and former customers (the "Customer Information"). No person other than Netranscend possesses any claims or rights with respect to use of the Customer Information.

     2.12 Intellectual Property.

          (a) For the purposes of this Agreement, the following terms have the following definitions:

          "Intellectual Property" shall mean any or all of the following and all rights in, arising out of, or associated therewith anywhere in the world: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, logos, common law trademarks and service marks; trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world; and all other rights corresponding thereto throughout the world; (vi) all mask works, mask work registrations and applications therefor; (vii) all databases and data collections and all rights therein throughout the world; (viii) all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded; (ix) all Web addresses, sites and domain names; (x) any similar, corresponding or equivalent rights to any of the foregoing and (xi) all documentation related to any of the foregoing.

          "Netranscend Intellectual Property" shall mean any Intellectual Property that is owned by, or exclusively licensed to, Netranscend.

          "Registered Intellectual Property" shall mean all United States, international and foreign: (i) patents, patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; (iv) any mask work registrations and applications to register mask works; and (v) any other Netranscend Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority.

          (b) Section 2.12(b) of the Disclosure Schedule lists all Registered
              ---------------
Intellectual Property owned by, licensed to or filed in the name of, Netranscend (the "Netranscend Registered Intellectual Property"), and lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of Netranscend Registered Intellectual Property.

          (c) Netranscend (i) owns and has good and exclusive title to each item of Netranscend Intellectual Property, including all Netranscend Registered Intellectual Property listed on Section 2.12(b) of the Disclosure Schedule, free
                                ---------------
and clear of any Liens, (ii) is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of Netranscend, including the sale of any products or the provision of any services by Netranscend and (iii) owns exclusively, and has good title to, all copyrighted works that are Netranscend products or other works of authorship that Netranscend otherwise purports to own.

          (d) To the extent that any Intellectual Property has been developed or created by a any person other than Netranscend for which Netranscend has directly or indirectly paid, Netranscend has a written agreement with such person with respect thereto and Netranscend thereby has obtained ownership of, and is the exclusive owner of, all such Intellectual Property by operation of law or by valid assignment.

          (e) Netranscend has not transferred ownership of, or granted any license of or right to use or authorized the retention of any rights to use, any Intellectual Property that is or was Netranscend Intellectual Property, to any other person.

          (f) Other than "shrink-wrap" and similar widely available commercial end-user licenses, the contracts, licenses and agreements listed in Section
                                                                    -------
2.12(f) of the Disclosure Schedule include all contracts, licenses and
-------
agreements, to which Netranscend is a party with respect to any Intellectual Property. No person other than Netranscend has ownership rights to improvements made by Netranscend in Intellectual Property which has been licensed to Netranscend.

          (g) Section 2.12(g) of the Disclosure Schedule lists all contracts,
              ---------------
licenses and agreements between Netranscend and any other person wherein or whereby Netranscend has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by Netranscend or such other person of the Intellectual Property of any person other than Netranscend.

          (h) The operation of the business of Netranscend as it currently is conducted, including but not limited to Netranscend's design, development, manufacture, import, use and sale of the products, technology or services (including products, technologies or services currently under development) of Netranscend, does not infringe or misappropriate the Intellectual Property of any other person, and Netranscend has not received notice from any person claiming that such operation or any act, product or service (including products, technologies or services currently under development) of Netranscend infringes or misappropriates the Intellectual Property of any other person.

          (i) Netranscend owns or has the right to all Intellectual Property necessary to the conduct of its business as it is currently conducted including, without limitation, the design, development, manufacture, use and sale of all products and technology currently manufactured or sold by Netranscend or under development by Netranscend and the performance of all services provided or contemplated to be provided by Netranscend.

          (j) To the knowledge of Netranscend, each item of Netranscend Registered Intellectual Property is valid and subsisting. All necessary registration, maintenance and renewal fees in connection with Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Netranscend Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property. Section
                                                                        -------
2.12(j) of the Disclosure Schedule lists all actions that must be taken by
-------
Netranscend within sixty (60) days of the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any Netranscend Intellectual Property. In each case in which Netranscend has been assigned or purchased any Intellectual Property rights from any other person, Netranscend has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property (including the right to seek past and future damages with respect to such Intellectual Property) to Netranscend and, to the maximum extent provided for by, and in accordance with, applicable laws and regulations, Netranscend has recorded each such assignment with the relevant governmental authorities, including the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be.

          (k) There are no contracts, licenses or agreements between Netranscend and any other person with respect to Netranscend Intellectual Property under which there is any dispute known to Netranscend regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by Netranscend thereunder.

          (l) To the knowledge of Netranscend, no person is infringing or misappropriating any Netranscend Intellectual Property.

          (m) Netranscend has taken all steps reasonably required to protect Netranscend's rights in confidential information and trade secrets of Netranscend or provided by any third party to Netranscend. Without limiting the foregoing, Netranscend has, and enforces, a policy requiring each employee, consultant and contractor to execute proprietary information and confidentiality and assignment agreements substantially in Netranscend's standard forms, and all current and former employees, consultants and contractors of Netranscend have executed such an agreement.

          (n) No Netranscend Intellectual Property or product, technology or service of Netranscend is subject to any proceeding or outstanding decree, order, judgment, agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by Netranscend or may affect the validity, use or enforceability of such Netranscend Intellectual Property.

          (o) To the knowledge of Netranscend, no (i) product, technology, service or publication of Netranscend (ii) material published or distributed by Netranscend or (iii) conduct or statement of Netranscend constitutes obscene material, a defamatory statement or material, false advertising or otherwise violates any law or regulation.

     2.13 Agreements, Contracts and Commitments. Netranscend is not bound by any contract, agreement, lease or commitment other than (i) contracts for the purchase of supplies and services that were entered into in the ordinary course of business and that do not involve more than $50,000 and do not extend for more than one (1) year beyond the date hereof, (ii) sales contracts entered into in the ordinary course of business, and (iii) contracts terminable at will by Netranscend on no more than thirty (30) days' notice without cost or liability to Netranscend and that do not involve any employment or consulting arrangement and are not material to the conduct of Netranscend's business. For the purpose of this paragraph, employment and consulting contracts, and license agreements and any other agreement relating to Netranscend's acquisition or disposition of patent, copyright, trade secret or other proprietary rights or technology (other than standard end-user license agreements) shall not be considered to be contracts entered into in the ordinary course of business.

     2.14 Interested Party Transactions. No officer or director of Netranscend (nor, to the knowledge of Netranscend, any shareholder of Netranscend or any ancestor, sibling, descendant, spouse, parent, subsidiary or other affiliate of any officer, director or shareholder, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) any interest in any entity that furnished or sold, or furnishes or sells, services, products or technology that Netranscend furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to Netranscend any goods or services or (iii) a beneficial interest in any Contract; provided, however, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation and no more than 5% of the outstanding equity of any other entity shall not be deemed an "interest in any entity" for purposes of this Section 2.14.

     2.15 Governmental Authorization.  Section 2.15 of the Disclosure Schedule
                                       ------------
accurately lists each consent, license, permit, grant or other authorization issued to Netranscend by a Governmental Entity (i) pursuant to which Netranscend currently operates or holds any interest in any of its properties or (ii) which is required for the operation of its business or the holding of any such interest (herein collectively called "Netranscend Authorizations"). Netranscend Authorizations are in full force and effect and constitute all Netranscend Authorizations required to permit Netranscend to operate or conduct its business or hold any interest in its properties or assets.

     2.16 Litigation. There is no action, suit or proceeding of any nature pending, or to Netranscend's knowledge threatened, against Netranscend, its properties or any of its officers or directors, nor, to the knowledge of Netranscend, is there any reasonable basis therefor. There is no investigation pending or, to Netranscend's knowledge threatened, against Netranscend, its properties or any of its officers or directors (nor, to the best knowledge of Netranscend, is there any reasonable basis therefor) by or before any Governmental Entity. No Governmental Entity has at any time challenged or questioned the legal right of Netranscend to conduct its operations as presently or previously conducted.

     2.17 Minute Books. The minute books of Netranscend delivered or made available to counsel for IEC are the only minutes of Netranscend and contain a reasonably accurate summary of all meetings of the Board of Directors (or committees thereof) of Netranscend and its shareholders or actions by written consent since the incorporation of Netranscend.

     2.18 Environmental Matters. Netranscend is not in material violation of any applicable statute, law or regulation relating to the environment or occupational safety and health, and no material expenditures will be required in order to comply with any such existing statute, law or regulation.

     2.19 Brokers' and Finders' Fees. Netranscend has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     2.20 Employee Benefit Plans and Compensation. Netranscend has no Employee Benefit Plan, as defined in the Employee Retirement Income Security Act of 1974.

     2.21 No Interference or Conflict. To the knowledge of Netranscend, no shareholder, officer, employee or consultant of Netranscend is obligated under any contract or agreement or subject to any judgment, decree or order of any court or administrative agency, that would interfere with such person's efforts to promote the interests of Netranscend or that would interfere with Netranscend's business. Neither the execution nor delivery of this Agreement, nor the carrying on of Netranscend's business as presently conducted or proposed to be conducted nor any activity of such officers, directors, employees or consultants in connection with the carrying on of Netranscend's business as presently conducted or proposed to be conducted, will, to Netranscend's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract or agreement under which any of such officers, directors, employees or consultants are currently bound.

     2.22 Compliance with Laws. Netranscend has complied with, is not in violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

     2.23 Warranties; Indemnities. Netranscend has not given any warranties or indemnities relating to products or technology sold or services rendered by Netranscend.

     2.24 Complete Copies of Materials. Netranscend has delivered or made available true and complete copies of each document (or summaries of same) that has been requested by IEC or its counsel.

     2.25 Representations Complete. None of the representations or warranties made by Netranscend herein (as modified by the Disclosure Schedule), nor any statement made in any schedule or certificate furnished by Netranscend pursuant to this Agreement, contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.


                                  ARTICLE III

                        Representations and Warranties
                         Of The Principal Shareholder

     The Principal Shareholder represents and warrants to IEC that on the date hereof and as of the Effective Time:

     3.1 No Registration. The Principal Shareholder understands that the Consideration Shares have not been registered under the Securities Act of 1933, as amended (the "Act") and are being offered and sold pursuant to an exemption from registration contained in the Act based in part upon the representations of the Principal Shareholder below or otherwise made hereunder.

     3.2 Sophistication. The Principal Shareholder has sophisticated knowledge of business affairs to decide whether or not to make the investment contemplated herein.

     3.3 Access to Information. The Principal Shareholder has had full opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Consideration Shares and has had full access to IEC's officers and such other information concerning IEC as he has requested.

     3.4 Preexisting Business Relationship. The Principal Shareholder has either: (i) a preexisting personal or business relationship with IEC or any of its officers or directors, or (ii) by reason of the Principal Shareholder's business or financial experience (or the business or financial experience of the Principal Shareholder's professional advisors who are unaffiliated with and not compensated by IEC) has the capacity to protect his own interests in connection with the Merger and the transactions contemplated hereby.

     3.5 Investment. The Principal Shareholder is acquiring the Consideration Shares for investment in his own account, and not as a nominee or agent, and not with a view to or for sale in connection with the distribution thereof. The Principal Shareholder understands that he must bear the economic risk of this investment indefinitely unless the Consideration Shares are registered pursuant to the Act, or an exemption from such registration is available, and that IEC has no present intention of registering the Consideration Shares. The Principal Shareholder further understands that there is no assurance that any exemption from the Act will be available or, if available, that such exemption will allow the Principal Shareholder to dispose of or otherwise transfer any or all of the Consideration Shares under the circumstances in the amounts or at the times the Principal Shareholder might propose.

     3.6 Tax Advisors. The Principal Shareholder has reviewed with his own tax advisors the federal, state and local tax consequences of this investment, where applicable, and the transactions contemplated by this Agreement. The Principal Shareholder is relying solely on such advisors and not on any statements or representations of IEC or any of its agents and understands that the Principal Shareholder (and not IEC) shall be responsible for the Principal Shareholder's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

     3.7 Counsel. The Principal Shareholder acknowledges that he has had the opportunity to review this Agreement, the exhibits and the schedules attached hereto and the transactions contemplated by this Agreement with his own legal counsel. The Principal Shareholder is relying solely on such counsel and not on any statements or representations of IEC or any of its agents for legal advice with respect to this investment or the transactions contemplated by this Agreement.

     3.8 Resale Under Rule 144. The Principal Shareholder acknowledges that he is aware of Rule 144 promulgated under the Act, which permits limited public resales of securities acquired in a nonpublic offering, subject to the satisfaction of certain conditions. The Principal Shareholder understands that under Rule 144, except as otherwise provided by section (k) of that Rule, the conditions include, among other things: the availability of certain current public information about the issuer, the resale occurring not less than one year after the party has purchased and paid for the securities to be sold, and limitations on the amount of securities to be sold and the manner of sale. The Principal Shareholder acknowledges and understands that IEC may not be satisfying the current public information requirement of Rule 144 at the time it wishes to sell the Consideration Shares and that, in such event, he may be precluded from selling such stock under such Rule, even if the other requirements of such Rule have been satisfied. The Principal Shareholder acknowledges that, in the event all of the requirements of Rule 144 are not met, registration under the Act, compliance with the SEC's Regulation A or an exemption from registration will be required for any disposition of the Consideration Shares. The Principal Shareholder understands that, although Rule 144 is not exclusive, the SEC has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

     3.9 Residency. The residency of the Principal Shareholder is the State of California.

                                  ARTICLE IV

                     Representations and Warranties of IEC

     IEC represents and warrants to Netranscend and the Principal Shareholder, subject to such exceptions as are specifically disclosed in the disclosure schedule (referencing the appropriate section and paragraph numbers) supplied by IEC to Netranscend and the Principal Shareholder and attached hereto as Exhibit
                                                                        -------
E (the "IEC Disclosure Schedule") and dated the date hereof, that on the date
-
hereof and as of the Effective Time:

     4.1  Organization of IEC.  Each of IEC and Subsidiary (as defined in
Section 4.3 below) is a corporation duly organized, validly existing and in good standing under the laws of the State of California and each has the requisite corporate power and authority to carry on its business as presently conducted and as presently proposed to be conducted. IEC is duly qualified to transact business and is in good standing in the State of California and in each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification in which the failure to be so qualified would have a Material Adverse Effect. IEC has delivered a true and correct copy of its Articles of Incorporation and Bylaws, each as amended to date, to Netranscend. Section 4.1 of the Disclosure Schedule lists the directors and
              -----------
officers of IEC. The operations now being conducted by IEC have not been conducted under any other name.

     4.2 IEC Capital Structure. As of Closing Date, the authorized capital stock of the Company consists of forty million (40,000,000) shares of Common Stock and two million (2,000,000) shares of Preferred Stock, all of which have been designated as Series A Preferred Stock. Immediately prior to the Closing there will be issued and outstanding 11,877,219 shares of Common Stock, and 1,174,020 shares of Series A Preferred Stock. As of the Closing Date, there will be no outstanding rights, options, warrants, conversion rights or agreements for the purchase or acquisition from the Company of any shares of its capital stock, except that (a) an aggregate of 1,174,020 shares of Common Stock will have been reserved for issuance upon the conversion of the Series A Preferred Stock of the Company; (b) options to purchase 5,741,050 shares of Common Stock are outstanding; (c) an aggregate of 942,704 shares of Common Stock will have been reserved for issuance upon conversion of an existing promissory note, (d) an aggregate of 200,000 shares of Series A Preferred Stock will have been reserved for issuance upon exercise of an existing warrant to purchase Series A Preferred Stock; and (e) an aggregate of 9,000,000 shares of Common Stock will have been reserved for issuance upon exercise of options granted, or to be granted, to employees, directors and/or consultants of the Company. The outstanding shares of Common Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Act and any relevant state securities laws or pursuant to valid exemptions therefrom.

     4.3 Subsidiaries. Except for MediaPlex, Inc., a California corporation, ("Subsidiary"), IEC does not have, and has never had, any subsidiaries or affiliated companies and does not otherwise own, and has not otherwise owned, any shares in the capital of or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity. IEC is the record and beneficial owner of all the outstanding capital stock of Subsidiary. There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which either IEC or Subsidiary is a party or by which it is bound obligating Subsidiary to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of Subsidiary or obligating Subsidiary to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to Subsidiary.

      4.4 Authority. IEC has all requisite power and authority to enter into this Agreement and any Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of IEC, and no further action is required on the part of IEC to authorize the Agreement, any Related Agreements to which it is a party and the transactions contemplated hereby and thereby, subject only to approval of the principal terms of the Merger by IEC's shareholders. This Agreement and the Merger have been approved by all members of the Board of Directors of IEC. This Agreement and any Related Agreements to which IEC is a party have been duly executed and delivered by IEC and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligation of IEC, enforceable in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies.

      4.5 No Conflict. The execution and delivery of this Agreement and any Related Agreements to which it is a party do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a Conflict under (i) any provision of the Articles of Incorporation and Bylaws of IEC, (ii) any Contract to which IEC or any of its properties or assets are subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to IEC or its properties or assets.

      4.6  Consents.   No consent, waiver, approval, order or authorization of,
or registration, declaration or filing with, any Governmental Entity or any third party, including a party to any Contract with IEC (so as not to trigger any Conflict), is required by or with respect to IEC and no consent, waiver or approval of any party to any Contract is required for such Contract to remain in effect without modification in connection with the execution and delivery of this Agreement and any Related Agreements to which IEC is a party or the consummation of the transactions contemplated hereby and thereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws, and (ii) the filing of the Certificate of Merger with the Secretary of State of the State of California, and except that the consummation of the transactions contemplated hereby requires the approval of the shareholders of IEC.

      4.7 No Financial Statements. IEC has not prepared financial statements in accordance with general accounting principles or otherwise for any previous periods. Except as set forth in Section 4.7 of the Disclosure Schedule, neither
                                -----------
IEC nor Subsidiary has any material liabilities, and neither has entered into any material agreements, contracts or instruments other than those described or contemplated hereby.

      4.8 Tax Matters. Each of IEC and Subsidiary has filed when due all federal, state, local and foreign tax returns required to be filed by it. Each such tax return is true and complete in all materials respects and each of IEC and Subsidiary has paid all taxes due under such returns. There is no action, suit, proceeding, investigation, audit or claim now pending against or with respect IEC or Subsidiary in respect of any tax or assessment, nor is any additional tax or assessment asserted by any governmental authority. All taxes, interest, penalties, assessments or deficiencies for periods prior to the Closing Date have been paid in full except for taxes not yet due. The reserves established on the books of IEC for taxes not yet due are adequate to satisfy all liabilities for taxes not yet due.

      4.9 Title to Property; Absence of Liens and Encumbrances. Except (a) for liens for current taxes not delinquent, (b) for liens imposed by law and incurred in the ordinary course of business for obligations not past due to carriers, warehousemen, laborers, materialmen and the like, (c) for liens in respect of pledges or deposits under workers' compensation laws or similar legislation, (d) for minor defects in title, none of which, individually or in the aggregate, materially interferes with the use of such property, each of IEC and Subsidiary owns its property and assets free and clear of all mortgages, liens, claims and encumbrances. With respect to the property and assets each leases, IEC and Subsidiary are in compliance with such leases and, to the best of IEC's knowledge, hold a valid leasehold interest free of any liens, claims, or encumbrances, subject to clauses (a)-(d) above.

      4.10 Intellectual Property. As of the Closing Date, to IEC's knowledge (but without having conducted any special investigation or patent search), each of IEC and Subsidiary will have sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its respective business as now conducted without any conflict with or infringement of the rights of others. Neither IEC nor Subsidiary has received any communications alleging that IEC or Subsidiary has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. Neither IEC nor Subsidiary is aware that any of its employees or consultants is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court of administrative agency, that would interfere with the use of his or her best efforts to promote the interests of IEC or Subsidiary or that would conflict with IEC's or Subsidiary's business as presently or as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of IEC's or Subsidiary's business by the employees of IEC or Subsidiary, nor the conduct of IEC's or Subsidiary's business as proposed, will, to IEC's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees or consultants is now obligated.

      4.11 Agreements, Contracts and Commitments.   Neither IEC nor Subsidiary
is bound by any contract, agreement, lease or commitment other than (i) contracts for the purchase of supplies and services that were entered into in the ordinary course of business and that do not involve more than $50,000 and do not extend for more than one (1) year beyond the date hereof, (ii) sales contracts entered into in the ordinary course of business, and (iii) contracts terminable at will by IEC or Subsidiary on no more than thirty (30) days' notice without cost or liability to IEC or Subsidiary and that do not involve any employment or consulting arrangement and are not material to the conduct of IEC's or Subsidiary's business. For the purpose of this paragraph, employment and consulting contracts, and license agreements and any other agreement relating to IEC's or Subsidiary's acquisition or disposition of patent, copyright, trade secret or other proprietary rights or technology (other than standard end-user license agreements) shall not be considered to be contracts entered into in the ordinary course of business.

      4.12 Interested Party Transactions. No officer or director of IEC or Subsidiary (nor, to the knowledge of IEC, any shareholder of IEC or Subsidiary or any ancestor, sibling, descendant, spouse, parent, subsidiary or other affiliate of any officer, director or shareholder, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) any interest in any entity that furnished or sold, or furnishes or sells, services, products or technology that IEC furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to IEC any goods or services or (iii) a beneficial interest in any Contract; provided, however, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation and no more than 5% of the outstanding equity of any other entity shall not be deemed an "interest in any entity" for purposes of this Section 4.12.

      4.13 Governmental Authorization. Each consent, license, permit, grant or other authorization issued to IEC or Subsidiary by a Governmental Entity (i) pursuant to which IEC or Subsidiary currently operates or holds any interest in any of its properties or (ii) which is required for the operation of its business or the holding of any such interest (herein collectively called "IEC Authorizations") is in full force and effect, and collectively the IEC Authorizations constitute all IEC Authorizations required to permit IEC to operate or conduct its business or hold any interest in its properties or assets.

      4.14 Litigation. There is no action, suit or proceeding of any nature pending, or to IEC's knowledge threatened, against IEC or Subsidiary, its properties or any of its officers or directors, nor, to the knowledge of IEC, is there any reasonable basis therefor. There is no investigation pending or, to IEC's knowledge threatened, against IEC or Subsidiary, its properties or any of its officers or directors (nor, to the best knowledge of IEC, is there any reasonable basis therefor) by or before any Governmental Entity. No Governmental Entity has at any time challenged or questioned the legal right of IEC to conduct its operations as presently or previously conducted.

      4.15 Minute Books. The minute books of IEC delivered or made available to counsel for Netranscend are the only minutes of IEC and contain a reasonably accurate summary of all meetings of the Board of Directors (or committees thereof) of IEC and its shareholders or actions by written consent since the incorporation of IEC.

      4.16 Environmental Matters. To the best knowledge of IEC, neither IEC nor Subsidiary is in material violation of any applicable statute, law or regulation relating to the environment or occupational safety and health, and to the best knowledge of IEC, no material expenditures will be required in order to comply with any such existing statute, law or regulation.

      4.17 Brokers' and Finders' Fees. IEC has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

      4.18 Employee Benefit Plans and Compensation. Except for IEC 1999 Stock Option Plan and the 1997 Stock Option Plan, neither IEC nor Subsidiary has any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

      4.19 No Interference or Conflict. To the knowledge of IEC, no shareholder, officer, employee or consultant of IEC is obligated under any contract or agreement or subject to any judgment, decree or order of any court or administrative agency, that would interfere with such person's efforts to promote the interests of IEC or Subsidiary or that would interfere with IEC's or Subsidiary's business. Neither the execution nor delivery of this Agreement, nor the carrying on of IEC's or Subsidiary's business as presently conducted or proposed to be conducted nor any activity of such officers, directors, employees or consultants in connection with the carrying on of IEC's or Subsidiary's business as presently conducted or proposed to be conducted, will, to IEC's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract or agreement under which any of such officers, directors, employees or consultants are currently bound.

      4.20 Compliance with Laws. Each of IEC and Subsidiary has complied with, is not in violation of, and has not received any notices of any such violation with respect to, any applicable federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, assets or properties the non-compliance with which would have a material adverse effect on IEC's or Subsidiary's business and assets.

      4.21 Warranties; Indemnities. Other than in the ordinary course of business, neither IEC nor Subsidiary has given any warranties and indemnities relating to products or technologies sold or services rendered by them.

      4.22 Complete Copies of Materials. IEC has delivered or made available true and complete copies of each document (or summaries of same) that has been requested by Netranscend or its counsel.

      4.23 Representations Complete. None of the representations or warranties made by IEC herein (as modified by the Disclosure Schedule), nor any statement made in any schedule or certificate furnished by IEC pursuant to this Agreement, contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.


                                   ARTICLE V

                      Conduct Prior to the Effective Time

      5.1 Conduct of Business of Netranscend. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Netranscend and the Principal Shareholder agree (except to the extent that IEC shall otherwise consent in writing), to carry on Netranscend's business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay it debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practice and policies to preserve intact Netranscend's present business organization, keep available the services of Netranscend's present officers and employees and preserve Netranscend's relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired Netranscend's goodwill and ongoing business at the Effective Time. Netranscend shall promptly notify IEC of any event or occurrence or emergency not in the ordinary course of business of Netranscend, and any material event involving Netranscend. Except as expressly contemplated by this Agreement, Netranscend shall not, without the prior written consent of IEC (which shall not be unreasonably withheld):

           (a) Sell, transfer, convey or enter into any license agreement with respect to Netranscend Intellectual Property or acquire or enter into any license agreement with respect to the Intellectual Property of any person;

           (b) Transfer or license to any person any rights to Netranscend Intellectual Property;

           (c) Enter into or amend any Contract pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope with respect to any products or technology of Netranscend;

           (d) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the Contracts set forth or described in the Disclosure Schedule;

           (e) Commence or settle any litigation;

           (f) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of Netranscend, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock of Netranscend (or options, warrants or other rights exercisable therefor), except that Netranscend may repurchase shares of Netranscend Capital Stock at their original purchase price (provided that Netranscend notifies IEC of such repurchase);

           (g) Issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue or purchase any such shares or other convertible securities;

           (h) Cause or permit any amendments to its Articles of Incorporation or Bylaws;

           (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its business;

           (j) Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business and consistent with past practices;

           (k) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

           (l) Grant any loans to others or purchase debt securities of others or amend the terms of any outstanding loan agreement;

           (m) Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except payments made pursuant to standard written agreements outstanding on the date hereof and disclosed on the Disclosure Schedule;

           (n) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any option plans or authorize cash payments in exchange for any options granted under any of such plans;

           (o) Adopt or amend any employee benefit plan, or enter into any employment agreement, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees;

           (p) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable;

           (q) Take any action which could jeopardize the tax-free reorganization hereunder (it being understood that each party will evaluate the tax consequences of the Merger independently);

           (r) Pay, discharge or satisfy, in an amount in excess of $5,000 (in any one case) or $15,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Current Balance Sheet;

           (s) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

           (t) Enter into any strategic alliance or joint marketing arrangement or agreement;

           (u) Hire or terminate any employee, or encourage any employee to resign;

           (v) Enter into any commitment or transaction not in the ordinary course of business or any commitment or transaction of the type described in
Section 2.9 hereof; or

           (w) Take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through (v) above, or any other action that would prevent Netranscend from performing or cause Netranscend not to perform its covenants hereunder.

      5.2 No Solicitation. Until 90 days after the date of this Agreement, Netranscend and the Principal Shareholder will not (nor will Netranscend permit any of Netranscend's officers, directors, agents, representatives or affiliates
to) directly or indirectly, take any of the following actions with any party other than IEC and its designees: (a) solicit, conduct discussions with or engage in negotiations with any person, relating to the possible acquisition of Netranscend (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any portion of its or their capital stock or assets, or effect any such transaction, (b) provide information with respect to Netranscend to any person, other than IEC, relating to the possible acquisition of Netranscend (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any portion of its or their capital stock or assets, (c) enter into an agreement with any person, other than IEC, providing for the acquisition of Netranscend (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any portion of its or their capital stock or assets or (d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of

Netranscend or any of it subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets by any person, other than by IEC. In addition to the foregoing, if Netranscend receives prior to the Effective Time or the termination of this Agreement any offer or proposal relating to any of the above, Netranscend shall immediately notify IEC thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as IEC may reasonably request.


                                  ARTICLE VI

                             Additional Agreements

      6.1 Shareholder Approval. As promptly as practicable, Netranscend shall submit this Agreement and the transactions contemplated hereby, including the Merger, to the Principal Shareholder for approval and adoption as provided by California Law and Netranscend's Articles of Incorporation and Bylaws.

      6.2  Restrictions on Transfer

           (a) Each certificate representing Consideration Shares, and any shares issued or issuable in respect of any such shares upon any stock split, stock dividend, recapitalization, or similar event, shall be stamped or otherwise imprinted with legends in the following form:

           THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. THE TRANSFER RESTRICTIONS APPLICABLE TO THESE SHARES ARE BINDING ON TRANSFEREES OF THESE SHARES.

           THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ALSO BE SUBJECT TO A STANDSTILL AGREEMENT IN CONNECTION WITH ANY INITIAL PUBLIC STOCK OFFERING OF THE ISSUER. COPIES OF SUCH AGREEMENT ARE ON FILE AT THE PRINCIPAL OFFICE OF THE ISSUER AND WILL BE FURNISHED UPON REQUEST TO THE REGISTERED HOLDER HEREOF.

           (b) The certificates evidencing the Consideration Shares shall also bear any legend required by the Commissioner of Corporations of the State of California or such as are required pursuant to any state, local or foreign law governing such securities.

           (c) The Consideration Shares will not be registered under the Act.

           (d) The Principal Shareholder shall, if requested by IEC and an underwriter of Common Stock (or other securities) of IEC in connection with IEC's initial public stock offering, enter into an agreement not to sell or otherwise transfer or dispose of any shares of capital stock (or other securities) of IEC held by the Principal Shareholder during a period of time determined by IEC and its underwriters (not to exceed 180 days) following the effective date of the registration statement of IEC filed pursuant to the Act relating to such public offering. Such agreement shall be in writing in a form reasonably satisfactory to IEC and such underwriter. IEC may impose stop-transfer instructions with respect to the Common Stock (or securities) subject to the foregoing restriction until the end of said period.

      6.3  Access to Information.

           (a) Access by IEC. Netranscend shall afford IEC and its accountants, counsel and other representatives reasonable access during normal business hours during the period prior to the Effective Time to (a) all of Netranscend's properties, books, contracts, commitments and records, (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of Netranscend as IEC may reasonably request and (c) all key employees of Netranscend, as determined by IEC. Netranscend agrees to provide to IEC and its accountants, counsel and other representatives copies of internal financial statements promptly upon request. Netranscend shall provide IEC with copies of such information about Netranscend as IEC may reasonably request and shall provide IEC with reasonable access to its executive officers in this regard.

           (b) Access by Netranscend. IEC shall afford Netranscend and its accountants, counsel and other representatives reasonable access during normal business hours during the period prior to the Effective Time to (a) all of IEC's properties, books, contracts, commitments and records, (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of IEC as Netranscend may reasonably request and (c) all key employees of IEC, as determined by Netranscend. IEC agrees to provide to Netranscend and its accountants, counsel and other representatives copies of internal financial statements promptly upon request. IEC shall provide Netranscend with copies of such information about IEC as Netranscend may reasonably request and shall provide Netranscend with reasonable access to its executive officers in this regard.

           (c) No Modification. No information or knowledge obtained in any investigation pursuant to this Section 6.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

      6.4 Confidentiality. Each of the parties hereto hereby agrees that the information obtained in any investigation pursuant to Section 6.3, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, shall be treated by the party receiving it as confidential; provided, however, that the foregoing shall not apply to information or knowledge which (a) a party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party, (b) is generally known to the public and did not become so known through any violation of law, (c) became known to the public through no fault of such party, (d) is later lawfully acquired by such party from other sources, (e) is required to be disclosed by order of court or government agency without subpoena powers or (f) which is disclosed in the course of any litigation between any of the parties hereto.

      6.5 Expenses. Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses. Notwithstanding the foregoing, if the Merger is consummated, IEC shall pay up to $25,000 of Netranscend's reasonable, customary and documented Third Party Expenses at the Closing, and if Netranscend terminates this Agreement pursuant to Section 9.1(e), IEC shall pay up to $10,000 of Netranscend's reasonable, customary and documented Third Party Expenses within ninety (90) days of written demand therefor.

      6.6 Public Disclosure. Unless otherwise required by law, and as necessary in connection with any IEC financing prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by IEC and Netranscend prior to release; provided, however, that such approval shall not be unreasonably withheld.

      6.7 Consents. Netranscend and the Principal Shareholder shall use best efforts to obtain the consents, waivers and approvals under any of the Contracts as may be required in connection with the Merger (all of such consents, waivers and approvals are set forth in Disclosure Letter) so as to preserve all rights of, and benefits to, Netranscend thereunder.

      6.8 FIRPTA Compliance. On the Closing Date, Netranscend shall deliver to IEC a properly executed statement in a form reasonably acceptable to IEC for purposes of satisfying IEC's obligations under Treasury Regulation Section 1.1445-2(c)(3).

      6.9 Reasonable Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings (including any filings or registrations necessary to perfect IEC's ownership of any of Netranscend Registered Intellectual Property after the Merger) and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided, however, that IEC shall not be required to agree to any divestiture by IEC or Netranscend or any of IEC's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of IEC or its subsidiaries or affiliates or of Netranscend, its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

      6.10 Notification of Certain Matters. Netranscend and the Principal Shareholder shall give prompt notice to IEC, and IEC shall give prompt notice to Netranscend, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of Netranscend and IEC, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) any failure of Netranscend or IEC, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.10 shall not limit or otherwise affect any remedies available to the party receiving such notice. No disclosure by Netranscend pursuant to this Section
6.10 shall be deemed to amend or supplement the Disclosure Schedule or prevent or cure any misrepresentation, breach of warranty or breach of covenant.

      6.11 Additional Documents and Further Assurances. Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of the transactions contemplated hereby.

      6.12 Tax Free Reorganization. The parties intend to adopt this Agreement and the Merger as a tax-free plan of reorganization under Section 368(a) of the Code. The parties shall not take a position on any tax return inconsistent with this Section 6.12. Neither IEC nor Netranscend shall take any action that could reasonably be expected to cause the Merger not to be treated as a reorganization within the meaning of Section 368 of the Code.

      6.13 Employee Offers. At or prior to the Closing, IEC shall deliver offers (the "Key Employee Offers") to the Principal Shareholder, Shuangli Cao and Hung-Liang "Andy" Yang (collectively, the "Key Employees") for employment and/or consulting arrangements with IEC, substantially as set forth in Exhibits
                                                                       --------
F, G and H attached hereto.
-  -     -


                                  ARTICLE VII

                           Conditions to the Merger

      7.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

           (a) Shareholder Approval. This Agreement and the transactions contemplated hereby, including without limitation the Merger hereof, shall have been duly approved, under applicable law by holders of 100% of the shares Netranscend Capital Stock. This Agreement and the transactions contemplated hereby, including without limitation the Merger shall have been approved by requisite vote under applicable law by shareholders of IEC.

           (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

           (c) Claims. There shall not have occurred any suit, claim or proceeding of any nature pending, or overtly threatened, against IEC or Netranscend, their respective properties or any of their officers or directors, arising out of, or in any way connected with, the Merger or the other transactions contemplated by the terms of this Agreement.

           (d) Permits. All approvals from government authorities, including any requisite Blue Sky approvals, which are appropriate or necessary for the consummation of the Merger, shall have been obtained.

      7.2 Additional Conditions to Obligations of Netranscend and the Principal Shareholder. The obligations of Netranscend and the Principal Shareholder to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Netranscend:

           (a) Consideration Shares. The Principal Shareholder shall have received from IEC a certificate representing the Consideration Shares, less the Escrow Shares, and the Escrow Agent shall have received a certificate representing the Escrow Shares, issued in the name of the Principal Shareholder, pursuant to Section 1.6 and Section 1.7.

           (b) Employment Offers. The Key Employees shall have received offers of employment or consulting arrangements from IEC, substantially in the form of Exhibits F, G and H hereto, pursuant to Section 6.14.
----------  -     -

           (c) Stock Option Agreements. The holders of Netranscend Options shall have received stock option agreements representing options to purchase shares of IEC Common Stock, pursuant to IEC's 1999 Stock Option Plan, pursuant to Section 1.6.

           (d) Representations, Warranties and Covenants. The representations and warranties of IEC in this Agreement shall be true and correct in all material respects at and as of the Effective Time as though such representations and warranties were made at and as of such time and IEC shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by it as of the Effective Time.

           (e) No Material Adverse Effect. There shall not have occurred any Material Adverse Effect with respect to IEC since December 31, 1998.

           (f) Legal Opinion. Netranscend shall received a legal opinion from Wilson Sonsini Goodrich & Rosati, Professional Corporation, legal counsel to IEC, in substantially the form of Exhibit B hereto.
                                  ---------

           (g) Certificate of IEC. Netranscend shall have been provided with a certificate executed on behalf of IEC by the Chief Executive Officer or an Executive Vice President of IEC to the effect that, as of the Effective Time:

                    (i) all representations and warranties made by IEC in this Agreement are true and correct in all material respects as of the Effective Time as though made on and as of such time;

                    (ii) all covenants and obligations of this Agreement to be performed by IEC on or before such date have been so performed in all material respects.

                    (iii) the condition set forth in Section 7.2 (e) has been satisfied.

           (h) Good Standing Certificate. Netranscend shall have been provided with a certificate dated as of the most recent practicable date prior to the Closing Date issued by the Secretary of State of the State of California to the effect that IEC is qualified and in good standing.

      7.3 Additional Conditions to the Obligations of IEC. The obligations of IEC to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by IEC:

           (a) Netranscend Share Certificates. IEC shall have received certificates representing all of the issued and outstanding shares of Netranscend Capital Stock, endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed, pursuant to Section 1.6.

           (b) Netranscend Options. IEC shall have received stock option agreements representing all of the issued and outstanding Netranscend Options, duly canceled by Netranscend and the holder of such option.

           (c) Acceptance of Key Employee Offers. The Key Employees shall have accepted employment with IEC and executed and delivered to IEC their respective employment offer or employment agreement, substantially in the form set forth in Exhibits F, G and H hereto.
----------  -     -

           (d) Representations, Warranties and Covenants. The representations and warranties of Netranscend and the Principal Shareholder in this Agreement shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of the Effective Time and Netranscend and the Principal Shareholder shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by them as of the Effective Time. The representations and warranties of Netranscend and the Principal Shareholder relating to litigation and third party claims contained in Article II hereof shall not be materially incorrect at the Effective Time if a litigation or third party claim arises after the date of this Agreement and a person knowledgeable both as to the law and the facts surrounding such litigation or third party claim reasonably determines that such litigation or third party claim arising after the date of this Agreement is not bona fide or could not be considered material to Netranscend.

           (e) Third Party Consents. Any and all consents, waivers, and approvals listed in the Disclosure Letter shall have been obtained.

           (f) Legal Opinion. IEC shall have received a legal opinion from Heller Ehrman White & McAuliffe, legal counsel to Netranscend, in substantially the form of Exhibit C hereto.
            ---------

           (g) No Material Adverse Effect. There shall not have occurred any Material Adverse Effect with respect to Netranscend since December 31, 1998.

           (h) Shareholder Approval. Netranscend Shareholders holding 100% of Netranscend Capital Stock shall have approved this Agreement and the Merger.

           (i) Certificate of Netranscend. IEC shall have been provided with a certificate executed on behalf of Netranscend by its Chief Executive Officer to the effect that, as of the Effective Time:

                    (i) all representations and warranties made by Netranscend in this Agreement are true and correct in all material respects as of the Effective Time as though made on and as of such time;

                    (ii) all covenants and obligations of this Agreement to be performed by Netranscend on or before such date have been so performed in all material respects; and

                    (iii) the provisions set forth in Section 7.3 (e), (f), (h),
(i) and (j) have been satisfied.

           (j) Certificate of the Principal Shareholder. IEC shall have been provided with a certificate created by the Principal Shareholder to the effect that, as of the Effective Time, all representations and warranties made by the Principal Shareholder in this Agreement are true and correct in all material respects as of the Effective Time as though made on and as of such time.

           (k) Good Standing Certificate. IEC shall have been provided with a certificate dated as of the most recent practicable date prior to the Closing Date issued by the Secretary of State of the State of California to the effect that Netranscend is qualified and in good standing.

           (l) Certificate of Satisfaction. IEC shall have been provided with certificate of satisfaction prior to the Closing Date issued by the Franchise Tax Board of the State of California to the effect that all corporate taxes imposed by law have been paid or secured.

           (m) Escrow Agreement. The Principal Shareholder shall have executed and delivered to IEC the Escrow Agreement.

           (n) Agreement of Merger. Netranscend shall have executed and delivered to IEC the Merger Agreement.


                                 ARTICLE VIII

               Survival of Representations and Warranties; Escrow

      8.1 Survival of Representations and Warranties. All of Netranscend's and the Principal Shareholder's representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger and continue for two (2) years after the Closing Date, except for the representations and warranties set forth in Section 2.10 hereof, which shall survive until expiration of the statute of limitations with respect thereto.

      8.2  Indemnification.

           (a) Indemnification of Losses. Netranscend and the Principal Shareholder agree to indemnify and hold IEC and its officers, directors and affiliates (the "Indemnified Parties") harmless against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation and defense (hereinafter individually a "Loss" and collectively "Losses") incurred by IEC, its officers, directors, or affiliates (including the Surviving Corporation) directly or indirectly as a result of (i) any inaccuracy or breach of a representation or warranty of Netranscend or the Principal Shareholder contained in this Agreement, (ii) any failure by Netranscend or the Principal Shareholder to perform or comply with any covenant contained in this Agreement or (iii) IEC's or the Surviving Corporation's obligations pursuant to this Agreement.

           (b) Claims Against the Escrow Fund. Claims against the Escrow Fund (as defined below) shall be the primary but not the sole remedy against the Principal Shareholder for indemnity obligations under this Agreement. Except in the case of fraud or willful breaches ("Fraudulent Breaches"), claims for indemnity shall be made on or before the 30th day following the two year anniversary of the Closing Date. Amounts of IEC Common Stock received out of escrow will be valued as of the time that the claim is made, with such fair market value being determined in good faith by the Board of Directors of IEC. Except in the case of Fraudulent Breaches, claims for indemnity shall be limited to $150,000 in the aggregate.

      8.3  Escrow Arrangements.

      As security for the indemnity provided for in Section 8.2 hereof and by virtue of this Agreement and the Merger Agreement, the Principal Shareholder will be deemed to have received and deposited with the Escrow Agent (as defined below) the Escrow Amount (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by IEC after the Effective Time with respect to the Escrow Amount) without any act of Netranscend or the Principal Shareholder. As soon as practicable after the Effective Time, the Escrow Amount, without any act of the Principal Shareholder, will be deposited with the Secretary of IEC, as escrow agent (the "Escrow Agent"), such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms of the Escrow Agreement. Nothing herein shall limit the liability of IEC or Netranscend for any breach of any representation, warranty, or covenant contained in this Agreement if the Merger does not close. If the Merger does not close, the Principal Shareholder shall not have any liability under this Agreement except for breaches of covenants of such Principal Shareholder contained in this Agreement and in any Related Agreement to which the Principal Shareholder is a party.

      8.4 Escrow Agreement. The terms and conditions of the Escrow Fund not set forth in this Agreement shall be governed by the Escrow Agreement.


                                  ARTICLE IX

                       Termination, Amendment and Waiver

      9.1 Termination. Except as provided in, and subject to, Section 9.2 below, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

           (a) by mutual consent of Netranscend and IEC;

           (b) by IEC or Netranscend if: (i) the Effective Time has not occurred by May 31, 1999; provided, however, that the right to terminate this Agreement under this Section 9.1(b)(i) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement; (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity that would make consummation of the Merger illegal;

          (c) by IEC if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would: (i) prohibit IEC's ownership or operation of any portion of the business of Netranscend or (ii) compel IEC to dispose of or hold separate all or a portion of the business or assets of Netranscend or IEC as a result of the Merger;

           (d) by IEC if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Netranscend and such breach has not been cured within ten (10) calendar days after written notice to Netranscend; provided, however, that, no cure period shall be required for a breach which by its nature cannot be cured;

           (e) by Netranscend if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of IEC and such breach has not been cured within ten (10) calendar days after written notice to IEC; provided, however, that, no cure period shall be required for a breach which by its nature cannot be cured;

           (f) by IEC if an event having a Material Adverse Effect on Netranscend shall have occurred after the date of this Agreement.

           (g) by Netranscend if an event having a Material Adverse Effect on IEC shall have occurred after the date of this Agreement.

      9.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of IEC, Netranscend, or their respective officers, directors or shareholders, provided, however, that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided, further, that the provisions of Sections 6.4, 6.5. 6.6, Article VIII and Article IX of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

      9.3 Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

      9.4 Extension; Waiver. At any time prior to the Effective Time, IEC and Netranscend may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE X

                              General Provisions

      10.1 Notices. Every notice, consent and other communications required or permitted to be given hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice), provided, however, that notices sent by mail will not be deemed guaranteed received:

           (a) if to IEC or the Escrow Agent, to:

               Internet Extra Corporation
               131 Steuart Street, Fourth Floor
               San Francisco, CA  94105
               Attention:  Gregory R. Raifman
               Telephone No.: (415) 808-1900
               Facsimile No.:  (415) 808-1901

               with a copy to:

               Wilson Sonsini Goodrich & Rosati
               Professional Corporation
               650 Page Mill Road
               Palo Alto, California 94304-1050
               Attention:  Aaron J. Alter, Esq.
               Telephone No.:  (650) 490-9300
               Facsimile No.:   (650) 493-6811

           (b) if to Netranscend or the Principal Shareholder, to:

               Netranscend Software Inc.
               655 Bonanza Court
               Sunnyvale, CA  94087
               Telephone No.:  (408) 517-2930
               Facsimile No.:  _________________
               Attention:  Ruiqing "Barclay" Jiang
               with a copy to:

               Heller Ehrman White & McAuliffe
               2500 Sand Hill Road, Suite 100
               Menlo Park, CA  94025
               Attention:  Peter N. Townshend, Esq.
               Telephone No.:  (650) 234-4200
               Facsimile No.:  (650) 234-4299

      10.2 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      10.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

      10.4 Entire Agreement; Assignment. This Agreement and the Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that IEC may assign its rights and delegate its obligations hereunder to its affiliates.

      10.5 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

      10.6 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

      10.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any federal or state court within the Northern District, State of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

      10.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     IN WITNESS WHEREOF, IEC, Netranscend and the Principal Shareholder have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.


                                    INTERNET EXTRA CORPORATION
                                    a California corporation


                                    By:______________________________________
                                         Gregory R. Raifman
                                         Chairman and Chief Executive Officer


                                    NETRANSCEND SOFTWARE, INC.
                                    a California corporation


                                    By:______________________________________
                                         Ruiqing "Barclay" Jiang


                                    PRINCIPAL SHAREHOLDER

                                    Ruiqing "Barclay" Jiang
                                    an individual


                                    _________________________________________

                               INDEX OF EXHIBITS

Exhibit        Description
-------        -----------

Exhibit A      Form of California Agreement of Merger
Exhibit B      Form of Legal Opinion of Wilson Sonsini Goodrich & Rosati,
               Professional Corporation
Exhibit C      Form of Legal Opinion of Heller, Ehrman, White & McAuliffe
Exhibit D      Disclosure Schedule of Netranscend
Exhibit E      Disclosure Schedule of IEC
Exhibit F      Form of Employment Agreement - Ruiqing "Barclay" Liang
Exhibit G      Form of Consulting Agreement - Shuangli Cao
Exhibit H      Form of Employment Offer - Hung-Liang "Andy" Yang
Exhibit I      Form of Escrow Agreement

                                   EXHIBIT A
                                   ---------

                          Form of Agreement of Merger

                              AGREEMENT OF MERGER

                                 BY AND AMONG

                          INTERNET EXTRA CORPORATION

                                      AND

                          NETRANSCEND SOFTWARE, INC.

     This Agreement of Merger (the "Agreement") is made and entered into as of February ___, 1999, by and between Internet Extra Corporation, a California corporation ("IEC"), and Netranscend Software, Inc., a California corporation ("Netranscend" and together with IEC, the "Constituent Corporations").

                                   RECITALS

     WHEREAS, IEC, Netranscend and Ruiqing "Barclay" Jiang, the sole shareholder of Netranscend (the "Principal Shareholder"), have entered into that certain Agreement and Plan of Reorganization of even date herewith (the "Reorganization Agreement"), providing, among other things, for the execution and filing of this Agreement of Merger and the merger of Netranscend with and into IEC upon the terms set forth in the Reorganization Agreement and this Agreement (the "Merger");

     WHEREAS, the respective Boards of Directors of each of the Constituent Corporations deem it advisable and in the best interests of each of such corporations and their respective shareholders that Netranscend be merged with and into IEC and have approved this Agreement and the Merger;

     WHEREAS, the Reorganization Agreement, this Agreement and the Merger have been approved by the shareholders of IEC and Netranscend;

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, each of the Constituent Corporations hereby agrees that Netranscend shall be merged with and into IEC in accordance with the Reorganization Agreement and the provisions of the laws of the State of California, upon the terms and subject to the conditions set forth as follows:

                                   ARTICLE I

                         THE CONSTITUENT CORPORATIONS

     1.1  IEC.  IEC is a corporation duly organized and existing under the laws
          ---
of the State of California and, as of the date of this Agreement, has an authorized capital of forty-two million

(42,000,000) shares, forty million (40,000,000) of which are designated "Common Stock," no par value, 12,860,539 of which are issued and outstanding, and two million (2,000,000) of which are designated "Preferred Stock," no par value, all of which are designated Series A Preferred Stock, 1,206,000 of which are issued and outstanding as of the date hereof. IEC was incorporated under the laws of the State of California on September 9, 1996.

     1.2  Netranscend.  Netranscend is a corporation duly organized and existing
          -----------
under the laws of the State of California and has an authorized capital of ten million (10,000,000) shares, all of which are designated "Common Stock," no par value, three million (3,000,000) of which are issued and outstanding, all of which are held by the Principal Shareholder, and none of which are designated "Preferred Stock." Netranscend was incorporated under the laws of the State of California on November 25, 1996.

                                  ARTICLE II

                                  THE MERGER

     2.1  The Merger.  At the Effective Time (as defined in Section 2.2) and
          ----------
subject to and upon the terms and conditions of this Agreement and the applicable provisions of the General Corporation Law of the State of California ("California Law"), Netranscend shall be merged with and into IEC, the separate corporate existence of Netranscend shall cease and IEC shall continue as the surviving corporation. The surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

     2.2  Filing and Effectiveness.  This Agreement, together with the officers'
          ------------------------
certificates of each of the Constituent Corporations required by California Law (the "Officers' Certificates"), shall be filed with the Secretary of State of the State of California at the time specified in the Reorganization Agreement. The Merger shall become effective upon the filing of this Agreement and the Officers' Certificates with the Secretary of State of the State of California (the "Effective Time").

     2.3  Effect of the Merger.  At the Effective Time, the effect of the Merger
          --------------------
shall be as provided in the applicable provisions of California Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of IEC and Netranscend shall vest in the Surviving Corporation, and all debts, liabilities and duties of IEC and Netranscend shall become the debts, liabilities and duties of the Surviving Corporation.

     2.4  Articles of Incorporation and Bylaws.  At the Effective Time, the
          ------------------------------------
Articles of Incorporation and Bylaws of IEC in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws, respectively, of the Surviving Corporation.

     2.5  Directors and Officers.  The directors of IEC immediately prior to the
          ----------------------
Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation. The officers of IEC immediately prior to the Effective Time shall be the officers of Surviving Corporation, each to hold office in accordance with the Bylaws of the Surviving Corporation.

     2.6  Effect of Merger on the Capital Stock of Netranscend.
          ----------------------------------------------------

          (a)  Certain Definitions.  For all purposes of this Agreement, the
               -------------------
following terms shall have the following meanings:

               "Cash Consideration" shall mean cash in the amount of $430,000, payable to the Principal Shareholder in four installments as specified in
Section 2.7(b) hereof.

               "Closing Date" shall mean the date on which the closing of the Merger occurs.

               "Consideration" shall mean the Cash Consideration and the Consideration shares.

               "Consideration Shares" shall mean 1,979,000 shares of IEC Common Stock.

               "IEC Common Stock" shall mean shares of Common Stock, no par value, of IEC.

               "Netranscend Shares" shall mean shares of Netranscend Common Stock, and shares of any other capital stock of Netranscend.

               "Netranscend Common Stock" shall mean shares of common stock of Netranscend.

               "Netranscend Options" shall mean all issued and outstanding options to purchase or otherwise acquire Netranscend Capital Stock (whether or not vested) held by employees or directors of or consultants to Netranscend.

     2.7  Effect of Merger on the Capital Stock of Netranscend.  Subject to
          ----------------------------------------------------
the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of IEC, Netranscend or the Principal Shareholder immediately prior to the Effective Time, the following shall occur:

          (a)  Conversion of Netranscend Capital Stock.  At and as of the
               ---------------------------------------
Effective Time, all Netranscend Shares shall be converted into the right to receive, in aggregate, the Consideration. No Netranscend Capital Stock shall be deemed to be outstanding after the Effective Time.

          (b)  Procedure for Payment.  At the Effective Time, the Principal
               ---------------------
Shareholder will deliver a certificate or certificates representing all issued and outstanding Netranscend Shares to IEC, endorsed in blank or accompanied by stock powers or other instruments of transfer executed by such Principal Shareholder. With respect to the Consideration Shares portion of the Consideration, immediately after the Effective Time, IEC shall (a) deliver to the Principal Shareholder a certificate or certificates bearing the legend set forth in Section 2.7(d) hereof representing 1,679,000 shares of IEC Common Stock and (b) deliver to the Secretary of IEC, as escrow agent (the "Escrow Agent") a certificate bearing the legend set forth in Section 2.7(d) hereof representing 300,000 shares of IEC Common Stock (the "Escrow Shares") to be deposited into an escrow fund, pursuant to the terms and conditions set forth in Article VIII and the Escrow Agreement, of even date herewith, by and between IEC and the Principal Shareholder. With respect to the Cash Consideration portion of the Consideration, IEC shall pay the Cash Consideration to the Principal Shareholder in four installments, as follows: (i) $110,000 on the one-year anniversary of the Closing Date; (ii) $110,000 on the two-year anniversary of the Closing Date;
(iii) $100,000 on the three-year anniversary of the Closing Date; and (iv) $110,000 on the four-year anniversary of the Closing Date.

          (c)  Company Stock Options.
               ---------------------

               (i)  Conversion of Netranscend Options. At the Effective Time,
                    ---------------------------------
each outstanding Netranscend Option shall be canceled by Netranscend in connection with the Merger. IEC shall grant options to purchase IEC Common Stock for each Netranscend Option so canceled by Netranscend under this Agreement which shall be subject to the terms and conditions of the IEC 1999 Stock Option Plan (the "IEC Plan"), shall have an option exercise price of $0.50 per share and shall be fully vested and exercisable at the Effective Time. Each Netranscend Option will be exercisable for the same number of shares of IEC Common Stock as the number of shares of Netranscend Common Stock that were issuable upon exercise of such Netranscend Option immediately prior to the Effective Time.

               (ii) Notice of Issuance.  Promptly following the Effective Time,
                    ------------------
IEC will issue to each holder of an outstanding Netranscend Option a stock option agreement evidencing the foregoing conversion of such Netranscend Option by IEC.

          (d)  Legends.
               -------

               (i) Each certificate representing Consideration Shares, and any shares issued or issuable in respect of any such shares upon any stock split, stock dividend, recapitalization, or similar event, shall be stamped or otherwise imprinted with legends in the following form:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. THE TRANSFER RESTRICTIONS APPLICABLE TO THESE SHARES ARE BINDING ON TRANSFEREES OF THESE SHARES.

          THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ALSO BE SUBJECT TO A STANDSTILL AGREEMENT IN CONNECTION WITH ANY INITIAL PUBLIC STOCK OFFERING OF THE ISSUER. COPIES OF SUCH AGREEMENT ARE ON FILE AT THE PRINCIPAL OFFICE OF THE ISSUER AND WILL BE FURNISHED UPON REQUEST TO THE REGISTERED HOLDER HEREOF.

               (ii) The certificates evidencing the Consideration Shares shall also bear any legend required by the Commissioner of Corporations of the State of California or such as are required pursuant to any state, local or foreign law governing such securities.

     2.8  No Further Ownership Rights in Netranscend Capital Stock.  The shares
          --------------------------------------------------------
of IEC Common Stock issued in accordance with the terms hereof shall be deemed to be full satisfaction of all rights pertaining to shares of Netranscend Capital Stock outstanding prior to the Effective Time, and there shall be no further registration of transfers on the records of Netranscend or the Surviving Corporation of shares of Netranscend Capital Stock that were outstanding prior to the Effective Time.

     2.9  Effect of Merger on the Capital Stock of IEC.  Each share of IEC
          --------------------------------------------
capital stock issued and outstanding as of the Effective Time shall remain issued and outstanding.

     2.10 Tax Consequences.  It is intended by the parties hereto that the
          ----------------
Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations. Each party has consulted with its own tax advisers with respect to the tax consequences of the Merger.

     2.11 Taking of Necessary Action; Further Action.  If, at any time after the
          ------------------------------------------
Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Netranscend and IEC, the officers and directors of Netranscend and IEC are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                  ARTICLE III

                                 MISCELLANEOUS

     3.1  Termination by Mutual Agreement.  Notwithstanding the approval of this
          -------------------------------
Agreement by the shareholders of IEC and Netranscend, this Agreement may be terminated at any time prior to the Effective Time by mutual agreement of the Board of Directors of IEC and Netranscend.

     3.2  Termination of Agreement and Plan of Reorganization.  Notwithstanding
          ---------------------------------------------------
the approval of this Agreement by the shareholders of IEC and Netranscend, this Agreement shall terminate forthwith in the event that the Reorganization Agreement shall be terminated as therein provided.

     3.3  Amendment.  This Agreement may be amended by the parties hereto at any
          ---------
time before or after approval hereof by the shareholders of either Netranscend or IEC, but, after any such approval, no amendment will be made which, under the applicable provisions of California Law, requires the further approval of shareholders without obtaining such further approval. This

Agreement shall not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     3.4  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one agreement.

     3.5  Governing Law.  This Agreement shall be governed in all respects,
          -------------
including validity, interpretation and effect by the laws of the State of California.

     IN WITNESS WHEREOF, IEC and Netranscend have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.
                                        INTERNET EXTRA CORPORATION

                                        a California corporation

                                        By: /s/ Gregory R. Raifman
                                            --------------------------------
                                            Gregory R. Raifman
                                            Chairman and Chief Executive Officer

                                        By: /s/ Gregory R. Raifman
                                            --------------------------------
                                            Gregory R. Raifman
                                            Secretary



                                        NETRANSCEND SOFTWARE, INC.
                                        a California corporation

                                        By: /s/ Ruiquing "Barclay" Jiang
                                            --------------------------------
                                            Ruiqing "Barclay" Jiang
                                            President

                                        By: /s/ Peter N. Townshend
                                            --------------------------------
                                            Peter N. Townshend
                                            Secretary




                    [SIGNATURE PAGE TO AGREEMENT OF MERGER]

                                   EXHIBIT B
                                   ---------

    Form of Legal Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                                  Corporation

         [LETTERHEAD OF WILSON SONSINI GOODRICH & ROSATI APPEARS HERE]

                                March 23, 1999

   Netranscend Software, Inc.
   655 Bonanza Court
   Sunnyvale, CA  94087

          Re:  Agreement and Plan of Reorganization

   Ladies and Gentlemen:

          We have acted as counsel to Internet Extra Corporation, a California corporation ("IEC"), in connection with the merger (the "Merger") of Netranscend Software, Inc., a California corporation ("Netranscend"), with and into IEC pursuant to an Agreement and Plan of Reorganization, of even date herewith (the "Reorganization Agreement"), by and among IEC, Netranscend and Ruiqing "Barclay" Jiang, the sole shareholder of Netranscend (the "Principal Shareholder") and the Agreement of Merger between IEC and Netranscend, of even date herewith, and the related officers' certificates (collectively, the "Merger Agreement" and together with the Reorganization Agreement, the "Agreements"). This opinion is furnished to you pursuant to
   Section 7.2(f) of the Reorganization Agreement. Unless otherwise specified herein, the capitalized terms used in this opinion have the meaning given to them in the Reorganization Agreement.

          We have acted as counsel for the IEC in connection with the negotiation of the Agreements and the effectuation of the Merger. As such counsel, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purposes of rendering this opinion. In addition, we have examined originals or copies of documents, corporate records and other writings which we consider relevant for the purposes of this opinion including originals or copies of the Amended and Restated Articles of Incorporation (the "Articles") and Bylaws of IEC and the records of the IEC Board of Directors relating to the Merger. In addition, in connection with the Merger, we have reviewed the Agreements. In such examination, we have assumed the genuineness of all signatures on original documents, the conformity to original documents of all copies submitted to us and the due execution and delivery of all documents by any party other than the IEC where due execution and delivery are a prerequisite to the effectiveness thereof.

          As used in this opinion, the expression "to our knowledge" or "known to us" with reference to matters of fact means that, after an examination of documents made available to us by IEC, and after inquiries of officers of IEC, but without any further independent factual investigation, we find no reason to believe that the opinions expressed herein are factually incorrect. Further, the expression "to our knowledge" with reference to matters of fact refers to the current actual knowledge of the attorneys of this firm who have worked on matters for IEC solely in connection with the Reorganization Agreement and the transactions contemplated thereby. Except to the extent expressly set forth herein, we have not undertaken any independent

Netranscend Software, Inc.
March 22, 1999
Page 2

investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of IEC or the rendering of the opinion set forth below.

     For purposes of this opinion, we are assuming that you have all requisite power and authority, and have taken any and all necessary corporate action, to execute and deliver the Agreements, and we assume that the representations and warranties made by you in the Reorganization Agreement and pursuant thereto are true and correct. We are also assuming the Principal Shareholder has purchased all outstanding shares of Netranscend capital stock for value, in good faith, and without notice of any adverse claim within the meaning of the Uniform Commercial Code.

     In rendering this opinion we have also assumed that there are no extrinsic agreements or understandings among you or the Principal Shareholder and IEC in relation to the Agreements that would modify or interpret the terms of the Agreements or the respective rights or obligations of the parties thereunder.

     The opinions hereinafter expressed are subject to the following qualifications:

               a. Our opinions are qualified by the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination;

               b. Our opinions are qualified by the limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of the Agreements; and the effect of judicial decisions which have held that certain provisions are unenforceable when their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or if their breach is not material;

               c. A requirement that provisions of the Agreements may only be waived in writing will not be enforced to the extent an oral agreement has been entered into modifying provisions of the Agreements;

               d. Our opinions are qualified by the effect of judicial decisions that may permit the introduction of extrinsic evidence to modify the terms or the interpretation of the Agreements;

               e. We express no opinion as to the enforceability of provisions of the Agreements providing for arbitration of disputes to the extent that arbitration of a particular dispute would be against public policy;

Netranscend Software, Inc.
March 22, 1999
Page 3


            f. We express no opinion as to the enforceability of provisions of the Agreements that purport to establish evidentiary standards or to make determinations conclusive;

            g. We express no opinion as to the enforceability of provisions of the Agreements that purport to establish particular courts as the forum for the adjudication of any controversy relating to the Agreements;

            h. We express no opinion as to the enforceability of provisions of the Agreements expressly or by implication waiving broadly or vaguely stated rights, or waiving rights granted by law where such waivers are against public policy;

            i. We express no opinion as to the enforceability of provisions of the Agreements providing that rights or remedies are not exclusive, that every right or remedy is cumulative, or that the election of a particular remedy or remedies does not preclude recourse to one or more other remedies;

            j. We express no opinion as to the enforceability of any indemnification provisions contained in the Agreements to the extent the provisions thereof may be subject to limitations of public policy and the effect of applicable statutes and judicial decisions;

            k. Our opinions are based upon current statutes, rules, regulations, cases and official interpretive opinions, and it covers certain items that are not directly or definitively addressed by such authorities;

            l. We express no opinion as to compliance with applicable anti-fraud statutes, rules or regulations of applicable state and federal laws concerning the issuance or sale of securities;

            m. We express no opinion as to the enforceability of the non-compete and non-solicit provisions of the Employment Agreements or Consulting Agreement to the extent the provisions thereof may be subject to limitations of public policy and the effect of applicable statutes and judicial decisions;

            n. We express no opinion as to the enforceability of the arbitration provisions of the Agreements to the extent such provisions purport to be binding upon the relevant parties;

            o. In rendering the opinion set forth in paragraph 1 below, as to the good standing of IEC, we have relied exclusively on certificates of public officials;

Netranscend Software, Inc.
March 22, 1999
Page 4

            p. We are members of the Bar of the State of California and we are not expressing any opinion as to any matter relating to the laws of any jurisdiction other than the laws of the United States of America and the laws of the State of California.

       Based upon our examination of and reliance upon the foregoing and subject to the limitations, exceptions, qualifications and assumptions set forth herein and except as otherwise set forth in the Reorganization Agreement or the Disclosure Schedule, we are of the opinion that as of the date hereof:

       1. IEC is a corporation duly organized, validly existing and in good standing under the laws of the State of California. IEC has all requisite corporate power and authority to own and operate its properties and to carry on its business as now being conducted.

       2. The shares of IEC Common Stock to be issued pursuant to the Merger, when issued in accordance with the terms of the Reorganization Agreement, will be validly issued, fully paid and nonassessable.

       3. IEC has all requisite corporate power and authority to execute, deliver and perform its obligations under the Agreements and to consummate the Merger and the other transactions contemplated thereby. The execution and delivery by IEC of the Agreements, and the performance by IEC of its obligations thereunder, have been duly authorized by all necessary corporate action and proceedings on the part of IEC. The Reorganization Agreement and the Merger Agreement have been duly executed and delivered by IEC and assuming due execution and delivery by the other parties thereto, constitute the valid and binding obligations of IEC.

       4. Neither the execution, delivery nor performance by IEC of the Reorganization Agreement or the Merger Agreement, nor the consummation of the transactions contemplated thereby, conflicts with, or will result in any Conflict with, (i) any provision of the Articles and Bylaws of IEC, (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license which is listed in the IEC Disclosure Schedule attached to the Reorganization Agreement, or (iii) to our knowledge, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to IEC or its respective properties or assets.

       5. Based in part upon the representations of the Principal Shareholder contained in Article III of the Reorganization Agreement, no consent, waiver, approval, order or authorization of, or registration, declaration or filing with any Governmental

Netranscend Software, Inc.
March 22, 1999
Page 5

            Entity is required by or with respect to IEC in connection with the execution and delivery of the Reorganization Agreement and the Merger Agreement or the consummation of the transactions contemplated thereby, other than post-sale filings required by state securities laws. Upon the filing and acceptance of the Merger Agreement with the Secretary of State of the State of California, the Merger shall become legally effective in accordance with California Law.

       6. To our knowledge, there is no action, suit or proceeding of any nature pending or threatened against IEC, its properties or its officers or directors which is not disclosed in the Disclosure Schedule, nor to our knowledge is there any action, suit or proceeding of any nature pending or threatened against IEC, its properties or any of its officers or directors which challenges or seeks to enjoin, alter or materially delay any of the transactions contemplated by the Agreements.

       This opinion is rendered as of the date first written above solely for your benefit in connection with the Agreements and the transactions contemplated thereby, and may not be made available to or relied upon by any person other than you, or for any other purpose, without our express prior written consent. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Agreements or the transactions contemplated thereby. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

                                   Very truly yours,

                                   WILSON SONSINI GOODRICH & ROSATI
                                   Professional Corporation

                                  /s/ Wilson Sonsini Goodrich & Rosati

                                   EXHIBIT C
                                   ---------

            Form Of Legal Opinion Of Heller Ehrman White & McAuliffe

         [LETTERHEAD OF HELLER EHRMAN WHITE & McAULIFFE APPEARS HERE]



                                March 23, 1999


Internet Extra Corporation
131 Steuart Street, Fourth Floor
San Francisco, California 94105

Ladies and Gentlemen:

     We have acted as counsel to Netranscend Software, Inc., a California corporation (the "Company"), in connection with the Agreement and Plan of Reorganization (the "Agreement") dated as of March 8, 1999 by and between the Company, Internet Extra Corporation ("IEC") and Ruiqing "Barclay" Jiang (the "Principal Shareholder"), the Agreement of Merger between the Company and IEC dated as of March 24, 1999 and the related officers' certificates (collectively, the "Transactional Agreements"). Capitalized terms used without definition in this opinion have the meanings given to them in the Agreement (including the schedules thereto) or, if the Agreement does not define them, in the Restated Articles.

                                      I.

     In connection with this opinion, we have assumed the authenticity of all records, documents, and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents, and instruments submitted to us as copies. We have also assumed that there are no facts or circumstances relating to you that might prevent you from enforcing any of the rights to which our opinion relates (for example, lack of due incorporation, regulatory prohibitions, or failure to qualify to do business in the State of California). We have based our opinion upon our review of the following records, documents and instruments:

     (a) The Articles of Incorporation of the Company certified by the California Secretary of State November 27, 1996 and the Certificate of Amendment of the Articles of Incorporation dated December 10, 1997 certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

Internet Extra Corporation
March 23, 1999
Page 2

     (b) The Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

     (c) Records certified to us by an officer of the Company as constituting all records of proceedings and actions of the Board of Directors and the shareholders of the Company relating (i) to the transactions contemplated by the Transactional Agreements and (ii) to the issuance of all of the issued and outstanding shares of the Company's capital stock;

     (d)  The Agreement;

     (e)  The Agreement of Merger;

     (f) A Certificate of Status-Domestic Corporation relating to the Company issued by the Secretary of State of the State of California dated March 23, 1999;

     (g) A letter from the Franchise Tax Board of the State of California dated March 23, 1999 stating that the Company is in good standing with that agency;

     (h) A Certificate of the President and the Secretary of the Company as to the material agreements, material instruments, judgments, and decrees to which the Company is a party or by which the Company's properties or assets are bound and as to certain factual matters (the "Officer's Certificate");

     (i)  The agreements and instruments identified in the Officer's
          Certificate;

     (j) The stock records of the Company evidencing the outstanding capital stock of the Company and certified to us by an officer of the Company as being complete and correct; and

     (k) The stock certificates representing the shares being purchased by you (the "Shares").

     With your consent, we have based our opinion expressed in paragraph 1 below as to the good standing of the Company under the laws of the State of California solely upon the documents enumerated in (f) and (g) above. In addition, we have, with your consent, (i) based our opinion expressed in paragraph 8 below that shares of the Company's capital stock are fully paid and nonassessable solely upon the statement in the Officer's Certificate that the Company has received the consideration recited in the applicable agreements and resolutions of the Company's Board of Directors, (ii) based our opinion expressed in paragraph 8 below regarding the capitalization of the Company solely upon

Internet Extra Corporation
March 23, 1999
Page 3

our review of the records identified as items (c) and (j) above, and (iii) relied upon the Officer's Certificate with respect to factual matters relevant to this opinion.

     In connection with our opinion relating to the agreements and instruments identified in the Officer's Certificate, we have not reviewed, and express no opinion on, (i) financial covenants or similar provisions requiring financial calculations or determinations to ascertain compliance, (ii) provisions relating to the occurrence of a "material adverse event" or words of similar import, or
(iii) parol evidence bearing on interpretation or construction. Moreover, to the extent that any of the Transactional Agreements or any of the agreements and instruments identified in item (i) above is governed by the laws of any jurisdiction other than the federal laws of the United States or the laws of the State of California, our opinion relating to those agreements and instruments is based solely upon the plain meaning of their language without regard to interpretation or construction that might be indicated by the laws governing those agreements or instruments.

     Where our opinion relates to our "knowledge", such knowledge is based upon our examination of the records, documents, instruments, and certificates enumerated or described above and the actual knowledge of attorneys in this firm who are currently involved in substantive legal representation of the Company. With your consent, we have not examined any records of any court, administrative tribunal or other similar entity in connection with our opinion expressed in paragraph 7 below.

                                      II.

     We express no opinion as to any anti-fraud provisions of applicable federal or state securities laws, any tax, anti-trust, land use, export, safety, environmental or hazardous materials laws, rules or regulations.

     This opinion is limited to the federal laws of the United States of America and the laws of the State of California. We disclaim any opinion as to the laws of any other jurisdiction and we further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body.

                                     III.

     Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and subject to the limitations and qualifications expressed below, it is our opinion that:

Internet Extra Corporation
March 23, 1999
Page 4

     1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of California.

     2. The Company has all requisite corporate power and corporate authority to enter into and perform the Transactional Agreements, to own its properties, and to carry on its business as, to our knowledge, it is now conducted and proposed to be conducted as contemplated by the Transactional Agreements.

     3. Each of the Transactional Agreements has been duly authorized by all necessary corporate action on the part of the Company, its directors, and shareholders and has been duly executed and delivered on behalf of the Company.

     4. Each of the Transactional Agreements is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium, and other laws of general applicability relating to or affecting creditors' rights and (ii) to general principles of equity, whether such enforcement is considered in a proceeding in equity or at law.

     5. No governmental consents, approvals, authorizations, registrations, declarations, or filings are required for the execution and delivery of the Transactional Agreements on behalf of the Company and consummation of the Transactional Agreements by the Company except the filing of the Merger Agreement in the Office of the Secretary of State of the State of California.

     6. The execution and delivery of the Transactional Agreements on behalf of the Company does not (i) conflict with any provision of the Amended and Restated Articles of Incorporation or Bylaws of the Company, (ii) violate any law applicable to the Company, or (iii) result in a breach or violation of, or constitute a default under, any term of any agreements, instruments, judgments, or decrees identified in the Officer's Certificate.

     7. To our knowledge, there are no pending or threatened actions, suits, proceedings, or governmental investigations against the Company.

     8. The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock. Immediately prior to the Closing, the stock records of the Company indicate that 3,000,000 shares of Common Stock were issued and outstanding, all of which were held by the Principal Shareholder. All

Internet Extra Corporation
March 23, 1999
Page 5

          such issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid and nonassessable. To our knowledge, there are no options, warrants, conversion privileges, preemptive rights, or other rights outstanding granted by the Company to purchase or otherwise acquire any authorized but unissued shares of capital stock or other securities of the Company.

                                      IV.

     We further advise you that:

     A. As noted, the enforceability of the Transactional Agreements is subject to the effect of general principles of equity. These principles include, without limitation, concepts of commercial reasonableness, materiality and good faith and fair dealing. As applied to the Transactional Agreements, these principles will require you to act reasonably, in good faith and in a manner that is not arbitrary or capricious in the administration and enforcement of the Transactional Agreements and will preclude you from invoking penalties for defaults that bear no reasonable relation to the damage suffered or that would otherwise work a forfeiture. In addition, the enforceability of the Transactional Agreements is subject to the effect of Section 1670.5 of the California Civil Code, which provides that a court may refuse to enforce, or may limit the enforcement of, a contract or clause of a contract that the court finds as a matter of law to have been unconscionable at the time it was made.

     B. The effectiveness of indemnities, rights of contribution, exculpatory provisions and waivers of the benefits of statutory provisions may be limited on public policy grounds.

     C. Section 1717 of the California Civil Code provides that, in any action on a contract where the contract specifically provides that attorneys' fees and costs incurred to enforce that contract shall be awarded either to one of the parties or to the prevailing party, then the party who is determined to be the party prevailing in the action, whether that party is the party specified in the contract or not, shall be entitled to reasonable attorneys' fees in addition to other costs.

     D. Any provisions of the Transactional Agreements requiring that waivers must be in writing may not be binding or enforceable if a non-executory oral agreement has been created modifying any such provision or an

Internet Extra Corporation
March 23, 1999
Page 6

          implied agreement by trade practice or course of conduct has given rise to a waiver.

     This opinion is rendered to you in connection with the Agreement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation, or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any developments in areas covered by this opinion that occur after the date of this opinion.

                                      Very truly yours,

                                      /s/ Heller Ehrman White & McAulife

                                   EXHIBIT D
                                   ---------

                      Disclosure Schedule of Netranscend

                             DISCLOSURE SCHEDULES
                             --------------------

     These Disclosure Schedules set forth exceptions to the representations and warranties specified in Article II of the Agreement and Plan of Reorganization by and among Internet Extra Corporation, Netranscend Software, Inc. (the "Company") and Ruiging "Barclay" Jiang dated March ___, 1999 (the "Agreement"). Unless the context otherwise requires all capitalized terms herein have the same meaning as defined in the Agreement. The Section numbers indicated herein have the same meaning as defined in the Agreement. The Section numbers indicated herein refer to Sections in the Agreement; however, the exceptions set forth herein shall apply to any of the representations and warranties where appropriate.

                                 Schedule 2.1
                                 ------------

     Barclay Jiang is the sole director of the Company. Mr. Jiang is also the President, Chief Executive Officer and Chief Financial Officer of the Company. Peter Townshend is the Secretary of the Company.

                                Schedule 2.2(b)
                                ---------------

     The Company has not adopted a Stock Option Plan. The Company has issued three nonstatutory options as follows'

                                            Number          Exercise        Vesting              Expiration
                                            ------          --------        -------              ----------
Name              Address                   of Shares       Price           Schedule             Date
----              -------                   ---------       -----           --------             ----
Simon Zhao        5168 Lassen Ave.,          5,000          $0.002          no vesting           November 1
                  San Jose, CA                                              schedule; fully-     2002
                  95129                                                     vested

Hung-Liang        45548 Antelope            24,000          $0.002          vested 1/3 on        August 1,
(Andy) Yang       Dr., Fremont, CA                                          2/1/98, 8/1/98       2002
                  94539                                                     and 2/1/99;
                                                                            fully-vested

Shuangli Cao      6155 Regency              30,000          $0.002          vested 1/3 on        August 1,
                  Oak, San Jose, CA                                         2/1/98, 8/1/98       2002
                  95129                                                     and 2/1/99;
                                                                            fully-vested

                                 Schedule 2.7
                                 ------------

The Company's financial statements are attached.

                               Schedule 2.11 (a)
                               -----------------

Real property leased: N/A
                      --------------------------------------------------------

Name of Lessor: N/A
                --------------------------------------------------------------

Date of Lease: N/A
               ---------------------------------------------------------------

Date(s) of any amendments: N/A
                           ---------------------------------------------------

Annual Rental (including any other fees payable): N/A
                                                  ----------------------------

                               Schedule 2.11 (c)
                               -----------------

List of Equipment with a Purchase Price Greater than $10,000: N/A

                               Schedule 2.12(b)
                               ----------------

List of All Registered Patents, Trademarks, Copyrights: N/A

                               Schedule 2.12(f)
                               ----------------

List of All Contracts, Licenses and Agreements relating to Intellectual
Property: N/A

                               Schedule 2.12(g)
                               ----------------

List of All Contracts, Licenses and Agreements relating to Warranties and
Indemnification: N/A

                               Schedule 2.12(g)
                               ----------------

List of All Actions Necessary within the next 60 days to perfect, maintain, preserve or renew Netranscend Intellectual Property: N/A

                                 Schedule 2.15
                                 -------------

     The Company is incorporated in California and is in good standing and qualified to do business in such state.

                  [LETTERHEAD OF R.H. ROBINSON APPEARS HERE]


Netranscend Software, Inc
Sunnyvale, California

Gentlemen:

     I have compiled the accompanying statement of assets, liabilities, and equity-income tax basis of Netranscend Software, Inc. as of December 31, 1998, and the related statement of revenues, expenses and retained earnings-income tax basis for the year then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. The financial statements have been prepared on the accounting basis used by the Company for income tax purposes, which is a comprehensive basis of accounting other then generally accepted accounting principles.

     A compilation is limited to presenting in the form of financial statements information that is the representation of management. I have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

     Management has elected to omit substantially all of the disclosures ordinarily included in financial statements prepared on the income tax basis of accounting. If the omitted disclosures were included in the financial statements, they might influence the user's conclusions about the Company's assets, liabilities, equity, revenues and expenses. Accordingly, these financial statements are not designed for those who are not informed about such matters.

                                        R.H. Robinson, CPA

                                        /s/ R.H. Robinson, CPA

Sunnyvale, California
March 4, 1999

                           NETRANSCEND SOFTWARE, INC
                  Statement of Assets, Liabilities and Equity
                              (Income Tax Basis)
                               December 31, 1998

                                    ASSETS
                                    ------
Current Assets
      Cash                                              $    536
                                                        --------
            Total current assets                             536

Fixed Assets
      Computer equipment                  $ 3,691
      Less accumulated depreciation         1,940
                                          --------
                                                           1,751
Other Assets
      Organization costs                  $ 1,600
      Less accumulated amortization           667
                                          --------
                                                             993
                                                        --------
                                                         $ 3,220
                                                        --------


                     LIABILITIES AND STOCKHOLDER'S EQUITY
                     ------------------------------------

Long-term debt
      Loans from stockholders                             17,607

Stockholder's Equity
      Common stock                          1,600
      Retained earnings (deficit)         (15,987)
                                          --------

                                                         (14,387)
                                                        --------

                                                        $  3,220
                                                        ========


The accompanying accountant's compilation report is an integral part of these financial statements.

                           NETRANSCEND SOFTWARE, INC
                  Statement of Revenues, Expenses and Retained Earnings
                              (Income Tax Basis)
                               December 31, 1998

Revenues                                           $      0
                                                   --------

Operating Expenses:
     Auto expenses                                    3,843
     Amortization of organization costs                 320
     Depreciation                                       712
     Dues and subscriptions                             154
     Internet charges                                   360
     Legal and professional fees                      1,133
     Meals and entertainment                          1,549
     Miscellaneous                                       58
     Office and computer supplies                       269
     Rent                                               354
     California franchise tax                           838
     Telephone                                          318
     Travel                                             530
                                                   --------

          Total expenses                             10,438
                                                   --------

Net income (loss) for the year                     ( 10,438)

Retained earnings (deficit) beginning of year      (  5,549)
                                                   --------

Retained earnings (deficit) end of year            ($15,987)
                                                   ---------

The accompanying accountant's compilation report is an integral part of these financial statements.

                           NETRANSCEND SOFTWARE, INC
                                General Journal
                For the Period From Jan 1, 1998 to Dec 31, 1998
Filter Criteria includes: Report order is by Date. Report is printed with Accounts having Zero Amounts and with Truncated Transaction Descriptions and in Detail Format.

-----------------------------------------------------------------------------------------------------------------------
Date              Account ID       Reference      Trans Description                            Debit Amt    Credit Amt
-----------------------------------------------------------------------------------------------------------------------
1/1/98                 15100       0101           PC (12/96) incl memory & acc.                 3,475.86
                       17900                      96 & 97 depr on computer equip                              1,228.00
                       19100                      Organization costs (12.96)                    1,600.00
                       19200                      96 & 97 amort of organiz. costs                               347.00
                       29700                      96 & 97 payments by stockholder                             7,450.32
                       39005                      96 & 97 adjusted losses                       5,549.46
                       39003                      Beginning investment                                        1,600.00

12/30/98               76500       1201           Paid by BJ personally, airline ticket           530.00
                       71000                      Paid by BJ personally, off suppl                 60.55
                       64500                      Paid by BJ personally, book                      77.05
                       61000                      Paid by BJ personally, parking                   28.25
                       76000                      Paid by BJ personally, cel phone                112.64
                       70500                      Paid by BJ personally, meals                  1,164.67
                       27900                      Paid by BJ personally in 1998                               1,973.16

12/30/98               61000       1202           12080 miles @ $.325 less $111 gas paid by c   3,815.00
                       27900                      12080 miles @ $.325 less $111 gas paid by c                 3,815.00

12/31/98               60500       1203           1998 amortization of org costs                  320.00
                       19200                      1998 amortization of org costs                                320.00
                       64000                      1998 depreciation                               712.00
                       17900                      1998 depreciation                                             712.00
                                                                                             -----------   -----------
                              Total                                                            17,445.48     17,445.48
                                                                                             ===========   ===========

                           NETRANSCEND SOFTWARE, INC.
                                 Balance Sheet
                               December 31, 1998

                                     ASSETS

Current Assets
Cash, Wells Fargo checking      $   535.82
                                ----------

Total Current Assets                                        535.82

Property and Equipment
Computer Equipment                3,691.28
Accumulated Depreciation         (1,940.00)
                                ----------

Total Property and Equipment                              1,751.28

Other Assets
Organization Costs                1,600.00
Accumulated Amortization           (667.00)
                                ----------

Total Other Assets                                          933.00
                                                        ----------

Total Assets                                            $ 3,220.10
                                                        ==========

                            LIABILITIES AND CAPITAL


Current Liabilities
                               -----------
Total Current Liabilities                                     0.00

Long-Term Liabilities
Loans from Stockholders        $ 17,607.49
                               -----------

Total Long-Term Liabilities                              17,607.49
                                                       -----------

Total Liabilities                17,604.49

Capital
Common Stock                      1,600.00
Retained Earnings                (5,549.46)
Net Income                      (10,437.93)
                               -----------

Total Capital                                           (14,387.39)
                                                       -----------

Total Liabilities & Capital                            $  3,200.10
                                                       ===========




                   Unaudited - For Management Purposes Only

                           NETRANSCEND SOFTWARE, INC.
                             Account Reconciliation
                               As of Mar 31, 1998
                       10200 - Cash, Wells Fargo checking
                      Bank Statement Date: March 31, 1998
Filter Criteria includes: Report is printed in Detail Format.
--------------------------------------------------------------------------------

Beginning GL Balance                                                  436.47

Add: Cash Receipts                                                  2,500.00

Less: Cash Disbursements                                             (976.08)
Add (Less) Other
                                                                    --------
Ending GL Balance                                                   1,960.39
                                                                    ========
Ending Bank Balance                                                   687.72

Add back deposits in transit
                              Mar 21, 1998  0301     1,500.00
                                                     --------
Total deposits in transit                                           1,500.00

(Less) outstanding checks     Mar 22, 1998  105       (227.33)
                                                     --------

Total outstanding checks                                             (227.33)

Add (Less) Other                                     --------

Total other

Unreconciled difference                                                 0.00
                                                                    --------

Ending GL Balance                                                   1,960.39
                                                                    ========

                           NETRANSCEND SOFTWARE, INC.
                               Chart of Accounts
                               As of Dec 31, 1998

Filter Criteria includes: ) Active Accounts. Report order is by ID. Report is printed with Accounts having Zero Amounts and in Detail Format.

----------------------------------------------------------------------------------
Account ID          Account Description                  Account Type
----------------------------------------------------------------------------------
10200              Cash, Wells Fargo checking            Cash
10400              Savings Account                       Cash
10900              Cash on Hand                          Cash
11000              Accounts Receivable                   Accounts Receivable
11500              Allowance for Doubtful Acc            Accounts Receivable
12000              Inventory                             Inventory
14100              Employee Advances                     Other Current Assets
14700              Prepaid Expenses                      Other Current Assets
15000              Furniture and Fixtures                Fixed Assets
15100              Computer Equipment                    Fixed Assets
15400              Leasehold Improvements                Fixed Assets
17900              Accumulated Depreciation              Fixed Assets
19000              Security Deposits                     Other Assets
19100              Organization Costs                    Other Assets
19200              Accumulated Amortization              Other Assets
20100              Current Portion Long-term             Other Current Liabilities
21200              Accounts Payable                      Accounts Payable
23100              Sales Tax Payable                     Other Current Liabilities
23200              Wages Payable                         Other Current Liabilities
23400              Federal Payroll Taxes Withh           Other Current Liabilities
23600              State Payroll Taxes Withhel           Other Current Liabilities
27000              Notes Payable, Long-term              Long Term Liabilities
27900              Loans from Stockholders               Long Term Liabilities
39003              Common Stock                          Equity-doesn't close
39004              Paid-in Capital                       Equity-doesn't close
39005              Retained Earnings                     Equity-Retained Earnings
39007              Dividends Paid                        Equity-gets closed
40000              Service Fees                          Income
40200              Sales Income                          Income
45500              Shipping Charges Reimburs             Income
48900              Sales Returns & Allowances            Income
49000              Sales Discounts                       Income
50000              Cost of Goods Sold #1                 Cost of Sales
51100              Purchases                             Cost of Sales
51800              Purchase Returns & Allowa             Cost of Sales
51900              Purchase Discounts                    Cost of Sales
57000              Direct Labor                          Cost of Sales
57500              Freight In                            Cost of Sales
58500              Inventory Adjustments                 Cost of Sales
60000              Advertising Expense                   Expenses
60500              Amortization, Organiz. Cost           Expenses
61000              Auto Expenses                         Expenses
61500              Bad Debt Expense                      Expenses
62000              Bank Charges                          Expenses
63500              Commissions                           Expenses
64000              Depreciation Expense                  Expenses
64500              Dues and Subscriptions                Expenses
65500              Freight Expense                       Expenses
67000              Insurance, general                    Expenses
67200              Insurance, Medicall                   Expenses
67500              Interest Expense                      Expenses
68000              Internet Charges                      Expenses
68500              Legal and Professional Fees           Expenses
69000              Licenses and Permits                  Expenses
70500              Meals and Entertainment               Expenses
70900              Miscellaneous Expenses                Expenses

                           NETRANSCEND SOFTWARE, INC.
                               Chart of Accounts
                              As of Dec 31, 1998,
Filter Criteria includes: 1) Active Accounts, Report order is by ID, Report is printed with Accounts having Zero Amounts and in Detail Format.

--------------------------------------------------------------------------------
Account ID         Account Description                   Account Type
--------------------------------------------------------------------------------
 71000             Office Supplies & Expenses            Expenses
 71100             Computer Supplies                     Expenses
 73000             Pension/Profit-Sharing Plan           Expenses
 73500             Postage                               Expenses
 74000             Rent                                  Expenses
 74500             Repairs and Maintenance               Expenses
 75000             Salaries                              Expenses
 75500             Taxes, Payroll                        Expenses
 75600             Taxes, Personal Property              Expenses
 75700             Taxes, CA Franchise                   Expenses
 75900             Taxes, Penalties                      Expenses
 76000             Telephone                             Expenses
 76500             Travel, Transportation                Expenses
 76600             Travel, Lodging                       Expenses
 76700             Travel, Meals                         Expenses
 76800             Travel, Other                         Expenses
 77000             Utilities                             Expenses
 90000             Gain/Loss on Sale of Assets           Expenses
 90100             Interest Income                       Income
 90500             Other Income                          Income

                          NETRANSCEND SOFTWARE, INC.
                            Account Reconciliation
                              As of Jul 31, 1998
                      10200 - Cash, Wells Fargo checking
                      Bank Statement Date: July 31, 1998

Filter Criteria includes: Report is printed in Detail Format
-------------------------------------------------------------------------------

Beginning GL Balance                                                    827.08

Add: Cash Receipts

Less: Cash Disbursements                                               (275.47)

Add (Less) Other                                                       --------

Ending GL Balance                                                       551.61
                                                                       ========
Ending Bank Balance                                                     822.08

Add back deposits in transit                           --------

Total deposits in transit

(less) outstanding checks
                              Jul 25, 1998    114       (30.00)
                              Jul 25, 1998    115      (201.98)
                              Jul 25, 1998    116       (38.49)
                                                       --------
Total outstanding checks                                               (270.47)

Add <Less> Other
                                                       --------
Total other

Unreconciled difference                                                   0.00
                                                                      --------
Ending GL Balance                                                       551.61
                                                                      ========

                          NETRANSCEND SOFTWARE, INC.
                            Account Reconciliation
                              As of Sep 30, 1998
                       10200 - Cash, Wells Fargo checking
                    Bank Statement Date: September 30, 1998

Filter Criteria includes: Report is printed in Detail Format
-------------------------------------------------------------------------------

Beginning GL Balance                                                  478.24

Add: Cash Receipts

Less: Cash Disbursements                                             (228.00)

Add (Less) Other
                                                                     --------
Ending GL Balance                                                     250.24
                                                                     ========
Ending Bank Balance                                                   319.43

Add back deposits in transit
                                                       -----------
Total deposits in transit

(Less) outstanding checks
                                 Sep 20, 1998   120        (30.00)
                                 Sep 26, 1998   121        (39.19)

                                                       -----------
Total outstanding checks                                                (69.19)

Add (Less) Other

Total other

Unreconciled difference                                                   0.00
                                                                   -----------
Ending GL Balance                                                       250.24
                                                                   ===========

                          NETRANSCEND SOFTWARE, INC.
                            Account Reconciliation
                              As of Dec 31, 1998
                      10200 - Cash, Wells Fargo checking
                     Bank Statement Date: December 31 1998

Filter Criteria includes: Report is printed in Detail Format
-------------------------------------------------------------------------------

Beginning GL Balance                                                  599.09

Add: Cash Receipts

Less: Cash Disbursements                                              (63.27)

Add (Less) Other
                                                                      -------
Ending GL Balance                                                     535.82

                                                                      =======
Ending Bank Balance                                                   594.09

Add back deposits in transit
                                                     ----------
Total deposits in transit

(Less) outstanding checks
                               Dec 25, 1998   130       (30.00)
                               Dec 25, 1998   131       (28.27)
                                                     ----------
Total outstanding checks                                              (58.27)

Add (Less) Other                                     ----------

Total other

Unreconciled difference                                                 0.00
                                                                      ------
Ending GL Balance                                                     535.82
                                                                      ======

                          NETRANSCEND SOFTWARE, INC.
                               Income Statement
                For the Twelve Months Ending December 31, 1998

                                   Current Month              Year to Date
Revenues                           -------------             --------------

Total Revenues                              0.00    0.00               0.00    0.00
                                   -------------             --------------

Cost of Sales                      -------------             --------------

Total Cost of Sales                         0.00    0.00               0.00    0.00

Gross Profit                                0.00    0.00               0.00    0.00

Expenses
  Amortization, Organiz. Costs     $      320.00    0.00    $        320.00    0.00
  Auto Expenses                         3,843.25    0.00           3,843.25    0.00
  Bank Charges                              5.00    0.00              57.89    0.00
  Depreciation Expense                    712.00    0.00             712.00    0.00
  Dues and Subscriptions                   77.05    0.00             154.10    0.00
  Internet Charges                         30.00    0.00             360.00    0.00
  Legal and Professional Fees               0.00    0.00           1,133.25    0.00
  Meals and Entertainment               1,164.67    0.00           1,549.16    0.00
  Office Supplies & Expenses               60.55    0.00             168.29    0.00
  Computer Supplies                         0.00    0.00             100.56    0.00
  Rent                                      0.00    0.00             353.81    0.00
  Taxes, CA Franchise                       0.00    0.00             800.00    0.00
  Taxes, Penalties                          0.00    0.00              37.68    0.00
  Telephone                               140.91    0.00             317.94    0.00
  Travel, Transportation                  530.00    0.00             530.00    0.00
                                    ------------             --------------

  Total Expenses                          883.43    0.00          10,437.93    0.00
                                    ------------             --------------

  Net Income                       $  (6,883.43)    0.00    $   (10,437.93)    0.00
                                    ------------             --------------

                          For Management Purpose Only

                                   EXHIBIT E
                                   ---------

                          Disclosure Schedule of IEC

                                   EXHIBIT E
                                   ---------

                          Disclosure Schedule of IEC

                                 March 8, 1999


     Pursuant to Section IV of the Agreement and Plan of Reorganization, dated as of March 8, 1999 (the "Agreement"), by and among Internet Extra Corporation, a California corporation ("IEC"), Netranscend Software, Inc., a California corporation ("Netranscend"), and Ruiqing "Barclay" Jiang, the sole shareholder of Netranscend (the "Principal Shareholder"), IEC hereby delivers this Disclosure Schedule (this "Schedule"). Capitalized terms used in this Schedule, unless otherwise specified, have the same meanings given them in the Agreement. The disclosures set forth in this Schedule are numbered to refer to the primary section of the Agreement to which they relate. Each exception set forth herein shall be deemed to modify each representation and warranty of IEC to which they relate.

Section 4.1    Organization of IEC.
               -------------------

The directors of IEC are Gregory R. Raifman and Jon Logan Edwards. The officers of IEC are as follows:

     Gregory R. Raifman          Chairman, Chief Executive Officer and Secretary
     Jon Logan Edwards           President
     Walter Haefeker             Chief Operating Officer

Section 4.2    IEC Capital Structure.
               ---------------------

     IEC has recently begun negotiations with several venture capital firms relating to an investment in Series B Preferred Stock of IEC. Pursuant to such an investment or investments, IEC expects to raise between $7 million and $11 million at a pre-money valuation of between $30 million and $35 million. There can be no assurance that such a transaction will be consummated on favorable terms, if at all.

Section 4.7    No Financial Statements.
               -----------------------

     IEC has prepared certain unaudited financial statements in the ordinary course of business..

Section 4.10   Intellectual Property.
               ---------------------

     On December 2, 1998, WebConnect, a Florida general partnership, and Joshua Grantz, a former employee of WebConnect and a current employee of IEC, signed a settlement agreement providing for the dismissal of two lawsuits relating to claims by WebConnect of, among other things, the alleged misappropriation of trade secrets and the alleged breach of a Non-Competition and Confidentiality Agreement by Mr. Grantz. The settlement agreement provides for certain restrictions upon Mr. Grantz's business activities, including restrictions on Mr. Grantz's solicitation of WebConnect's customers and use of WebConnect's confidential information. IEC does not believe that any of such restrictions are material to IEC or materially impair the performance of Mr. Grantz's duties as an employee of IEC.

Section 4.11   Agreement, Contracts and Commitments.
               ------------------------------------

     Attached as Annex 4.11 to this Schedule is a list of IEC's material
                 ----------
contracts and commitments. See also Section 4.2 of this Schedule.

Section 4.14   Litigation.
               ----------

     See Section 4.10 of this Schedule.

Section 4.19   No Interference or Conflict.
               ---------------------------

     See Section 4.10 of this Schedule.

                                  Annex 4.11
                                  ----------

                          List of Material Contracts


1. MediaPlex Insertion Orders for Datek Online, dated December 16, 1998, in the amount of $250,000 per month for the period beginning January 1, 1999 and ending December 31, 1999.

2. MediaPlex Insertion Orders for Creative Computers, Inc. / uBid, dated June 8, 1998, in the amount of $24,750.00 per month for the period beginning June 15, 1998 and ending June 14, 1999.

3. MediaPlex Insertion Orders for Creative Computers, Inc. / uBid, dated June 27, 1998, in the amount of $25,000.00 per month for the period beginning July 6, 1998 and ending July 5, 1999.

4. MediaPlex Insertion Orders for Creative Computers, Inc. / uBid, dated December 30, 1998, in the amount of $20,000.00 per month for the period beginning January 1, 1999 and ending March 31, 1999.

5. MediaPlex Insertion Orders for uBid Inc., dated December 30, 1998, in the amount of $9,451.00 per month for the period beginning January 1, 1999 and ending December 31, 1999.

6. MediaPlex Insertion Orders for uBid Inc., dated November 19, 1998, in the amount of $58,140.00 per month for the period beginning January 1, 1999 and ending December 31, 2000.

7. MediaPlex Insertion Orders for uBid Inc., dated December 8, 1998, in the amount of $5,800 per month for the period beginning December 8, 1998 and ending March 8, 1999.

8. The Office Lease Agreement, dated December 24, 1998, by and between Cypress Building Associates, As Landlord, and MediaPlex, Inc., as Tenant for the twelve months beginning January 1, 1999 and ending December 31, 1999.

9. The Office Lease for 131 Steuart Street, Fourth Floor, to be entered into on or before March 1, 1999 with Prentice Properties and MediaPlex, Inc.

10. Co-Location Space Agreement for access to certain network and computer equipment located on the 18th floor of Fairmont Plaza office building at 50 West San Fernando Street, San Jose, California, dated February 8, 1998, with AboveNet Communications, Inc.

                                   EXHIBIT F
                                   ---------

            Form of Employment Agreement - Ruiqing "Barclay" Liang

                          Internet Extra Corporation
                       131 Steuart Street, Fourth Floor
                        San Francisco, California 94105

                                March 24, 1999

Mr. Ruiqing "Barclay" Jiang
Netranscend Software, Inc.
655 Bonanza Court
Sunnyvale, California 94087

Dear Barclay:

     I am very pleased to offer you the position of Chief Technology Officer with Internet Extra Corporation (the "Company") commencing on the effectiveness of the merger between Netranscend Software, Inc. ("Netranscend") and the Company. We at the Company are delighted that you have decided to join our enterprise and help MediaPlex become a success. I would like to take this opportunity to set out the terms of your employment more fully:

     1. Effectiveness. This agreement (this "Agreement") is being entered in connection with the Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of March 8, 1999, by and among the Company, Netranscend and you, and all capitalized terms used but not defined herein shall have the meaning ascribed to them in the Reorganization Agreement. Your employment under this Agreement shall become effective as of the Effective Time of the Merger. In the event that the Reorganization Agreement is terminated prior to the Effective Time of the Merger, this Agreement shall terminate and be of no further force and effect.

     2.   Employment.

          (a) Duties. The Company shall employ you, and you shall initially serve as, the Company's Chief Technology Officer, subject at all times and in all cases and respects to the ultimate control and direction of the board of directors of the Company. In such capacity, you shall perform all such services, accept all such responsibilities and discharge all such duties and responsibilities as are consistent and commensurate with your position and as may be assigned to or required of you from time to time by the Company. You shall perform such services, accept such responsibilities and discharge such duties within the policies and guidelines established from time to time by the Company, subject at all times and in all cases and respects to the ultimate control and direction of the Company. The Company shall have the right to review and revise your services, responsibilities and duties at any time and from time to time during the Term (as defined below) in any and all respects, provided
                                                                    --------
that any revised services, responsibilities and duties, taken as a whole, continue to reflect your knowledge, skill and experience. Such services shall be primarily performed in the Company's offices in Cupertino, California, although you may be required to travel to other locations as necessary and consistent with your position with the Company.

          (b) Exclusive Employment. At all times during the Term, you shall devote all of your business time, attention and energies to the performance, fulfillment and satisfaction of your duties and responsibilities to the Company under this Agreement, and shall not undertake or be engaged in any other activities, whether or not pursued for gain, profit or other pecuniary advantage, which could impair your ability to perform, fulfill and satisfy your duties and responsibilities to the Company under this Agreement, in any case without the prior written consent of the Company which consent will not be unreasonably withheld.

          (c) Affirmation of Fiduciary Responsibilities. At all times during the Term, you shall perform, satisfy, fulfill and carry out your duties and responsibilities to the Company under this Agreement with fidelity and loyalty, in a diligent manner, to the best of your ability, experience and talent, and in a manner consistent with your fiduciary responsibilities to the Company.

     3.   Compensation.

          (a) Base Salary and Incentive Compensation. Your annual base salary during the Term shall be paid at the annual rate of $150,000 for the remainder of calendar year 1999, $168,000 for the calendar year 2000 and $180,000 for the calendar year 2001 ("Base Salary"), payable in accordance with the Company's standard payroll practices. Notwithstanding the foregoing, your Base Salary shall be increased to the annual rate of $180,000 for the remainder of calendar year 1999, $198,000 for the calendar year 2000 and $218,000 for the calendar year 2001, upon the closing by the Company of a financing providing aggregate gross proceeds of at least $5,000,000. Unless otherwise specified herein, the Company shall make such deductions, withholdings and other payments from all sums payable pursuant to this Agreement which you request or that are required by law for taxes and other charges.

          (b) Stock Options. You shall receive, as of the Effective Time, an option (the "New Stock Option") to acquire 600,000 shares of Common Stock of the Company (the "Option Shares"), at an exercise price equal to $0.50 per share. The New Stock Option shall be immediately exercisable with respect to all of the Option Shares, and the Company shall have the right to repurchase the Option Shares at the exercise price in the event your employment is terminated. The Company's right of repurchase shall expire with respect to one-sixth (1/6th) of the Option Shares on the six month anniversary of the Effective Time, and with respect to an additional 1/36th of the Option Shares on the same day of each month during the thirty (30) months thereafter or until your employment is earlier terminated. All other terms governing such options shall be set out in the Company's standard option agreement and stock option plan.

          (c) Benefits Plans. You will be entitled to participate in or receive benefits under the Company's employee benefit plans and policies in effect from time to time in which you are eligible to participate, subject to the applicable terms and conditions of the particular benefit plan. The Company may change, amend, modify or terminate to the extent legally allowable, any benefit plan from time to time and without prior notice. To the extent benefits provided by the Company are affected by seniority (i.e. length of service), you shall be credited for time you served at Netranscend, to the fullest extent permitted by law and consistent with the Company's current benefit plans.

          (d) Expenses. You shall be entitled to prompt reimbursement by the Company for all reasonable ordinary and necessary travel, entertainment, and other expenses incurred by you during the Term (in accordance with the policies and procedures established by the Company for its senior executive officers) in the performance of your duties and responsibilities under this Agreement; provided, that you shall properly account for such expenses in accordance with
--------
Company policies and procedures. Any necessary air travel shall be coach class domestically and business class internationally.

          (e) Vacation and Holidays. You shall be entitled to four (4) weeks paid vacation and Company holidays in accordance with the Company's policies in effect from time to time for its senior executive officers.

          (f) Bonus. You shall be eligible to participate in any management bonus plan or similar incentive compensation program adopted by the Company on terms comparable to other senior officers of the Company.

     4.   Term; Termination; Severance Payments.

          (a) Term. Unless otherwise terminated as hereinafter provided, the term of your employment under this Agreement (the "Term") shall commence upon the Effective Time as defined in the Reorganization Agreement and shall continue until and terminate on the date that is the three year anniversary of the Effective Time. Upon expiration of the Term, you shall be an "at will" employee of the Company, subject to such policies, benefits and practices and procedures that are then applicable with respect to an at will employee of the Company (the "IEC Policies"). Notwithstanding the foregoing, the Company may terminate your employment with the Company during the Term for Cause (as defined below).

          (b)  Cause. As used in this Agreement, "Cause" shall mean:

               (i) Your personally engaging in or knowingly authorizing conduct that you reasonably should know, or that you intend, to be materially injurious to the Company or its employees;

               (ii) Your (A) being convicted of a felony under the laws of the United States or any State, (B) violating a federal or state law or regulation applicable to the Company, (C) making any material misrepresentation to the Company, or (D) committing a material act of dishonesty or fraud against, or the material misappropriation of property belonging to, the Company;

               (iii) Your unreasonable failure or refusal to perform the material duties of your position after written notice of such failure to perform and you shall not have cured such failure by the tenth (10th) business day after notice by the Company to you of such failure;

               (iv) Your knowingly and intentionally breaching in any material respect the terms of this Agreement or the Confidential Information and Invention Assignment Agreement (attached hereto); provided that, except for
                                                       --------
     those breaches which, by their nature, are incurable, you shall not have cured such breach by the tenth (10th) business day after notice by the Company to you of such breach; or

               (v)   Your commencement of employment with another employer.

          (c)  Termination and Severance Benefits.

               (i) Termination for Cause or Resignation. If your employment is terminated for Cause or if you resign your employment voluntarily, no other compensation or payments will be provided to you for any periods following the date when such termination of employment is effective.

               (ii) Termination without Cause; Constructive Termination. If your employment is terminated by the Company without Cause, or if you are Constructively Terminated (as defined below), you will be entitled to receive the severance payments provided for in Section 4(c)(iv) below (if any) upon such termination. No other compensation or payments will be made pursuant to this Agreement other than those to which you are entitled through your last day of active service or under the applicable IEC Policies and benefit plans. For purposes of this Section 4(c)(ii), the term "Constructively Terminated" shall be deemed to mean (i) a reduction of your Base Salary, (ii) your refusal to relocate to a facility or location which is located beyond twenty-five (25) miles from Sunnyvale, California, or (iii) an alteration during the Term of the services to be performed by, and the responsibilities and duties assigned to, you under this Agreement if such services, responsibilities and duties, taken as a whole, materially fail to reflect your knowledge, skill and experience; provided that a change in your title will not in and of itself constitute
--------
Constructive Termination; provided further that, your expenses-paid travel to
                          --------
the Company's headquarters in San Francisco, California at the Company's request will not in and of itself constitute Constructive Termination; and provided further that, in each case, you have resigned in writing from your
--------
position with the Company within thirty (30) calendar days of the commencement of any Constructive Termination.

               (iii) Death or Disability.

                     (A) Your employment shall terminate in the event of your death.

                     (B) The Company may terminate your employment for Disability by giving you 30 days' advance notice in writing. For all purposes under this Agreement, "Disability" shall mean that you, at the time notice is given, have been unable to substantially perform your duties under this Agreement for a period of not less than six (6) consecutive months as the result of your incapacity due to physical or mental illness. In the event that you resume the performance of substantially all of your duties hereunder before the termination of your employment under this subparagraph (B) becomes effective, the notice of termination shall automatically be deemed to have been revoked.

                     (C) No compensation or benefits will be paid or provided to you under this Agreement on account of termination for death or Disability, or for periods following the date when such a termination of employment is effective. Your rights under the benefit plans of the Company in the event of your death or Disability shall be determined under the provisions of those plans.

               (iv) Severance Payments. During the Term, in the event your employment with the Company is terminated without cause or if you are Constructively Terminated, the Company's sole obligation to you will be to pay you a severance payment ("Severance Payment") in the amount equal to 1/26 of your effective Base Salary for the year in which you are so terminated for each complete month during the Term worked by you; provided, however, the Severance
                                              --------
Payment shall, in no case, exceed 1/2 of your Base Salary for such year.

     5.   Assignment

          (a) Successors and Assigns. Any of the Company's affiliates may assume the liabilities and obligations, and succeed to the rights and interests, of the Company under this Agreement at any time and without limitation. In addition to the foregoing, any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise), or to all or substantially all of the Company's business and/or assets, shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of such succession. For all purposes of and under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement required by this
Section 5, or which otherwise becomes bound by the terms of this Agreement by operation of law. Any such assumption and/or succession under this Section 5 shall not be deemed to be a termination of your employment hereunder.

          (b) The terms of this Agreement and all of your rights hereunder shall inure to the benefit of, and be enforceable by, your personal or legal representatives, executors, administrators, successor, heirs, distributees, devisees or legatees.

     6.   Covenant Not to Compete.

          (a)  Definitions.  As used in this Agreement, the terms:

               (i) "Restricted Business" shall mean any business related to (i) advertising, marketing, media placement or banner serving, (ii) enterprise software applications and/or enterprise integration relating to online or traditional (including, without limitation, television, print, direct mail, radio or the like) advertising, marketing, media placement or banner serving or
(iii) the transacting of business, or shopping, purchasing, or subscribing to or registering for services, products, programs or information, or downloading or obtaining software programs or information; or participating in other similar types of transactions, in each case which specifically arise from banners served by the Company.

               (ii) "Restricted Territory" shall mean the larger of: (A) all of the countries of the world or (B) if (A) is found unenforceable, the countries in which the Company's products are available during the term of the non-compete obligations specified in this Section 6.

          (b) Non-Compete. In consideration of: (i) the several agreements made by the Company with you in and pursuant to the Reorganization Agreement, (ii) the issuance by the Company to you of the New Stock Option, (iii) the Company's willingness to enter into the Reorganization Agreement, and (iv) the consideration payable to you hereunder, you agree that until: (A) the three (3) year anniversary of the Effective Time or (B) in the event that the period set forth in clause (A) is determined to be unenforceable by a court of competent jurisdiction, the maximum period allowable, you will not, directly or indirectly, engage in (whether as an officer, employee, consultant, director, proprietor, partner, consultant or otherwise), or have any ownership interest in, or participate in the financing, operation, management or control of, any person, firm, corporation or business that engages in a Restricted Business in a Restricted Territory. It is agreed that ownership of no more than two percent (2%) of the outstanding voting stock of a publicly-traded or privately-held corporation shall not constitute a violation of this section. It is further agreed that the foregoing consideration is not intended to constitute liquidated damages for a violation of this section.

          (c) Non-Solicit. You agree that until the expiration of the non-compete obligations specified above in subsection (b), you shall not:

               (i) take any action to, or do anything reasonably intended to, divert business from the Company, or any of its affiliates, or influence or attempt to influence any retailer, dealer, vendor, supplier, customer or potential customer of the Company, or any of its affiliates, in each case as existing on the date of your termination (the "Termination Date"), to cease doing business with the Company, or any of its affiliates, as the case may be, or to alter its business relationship with the Company, or any of its affiliates, in each case as existing on the Termination Date; or

               (ii) recruit, attempt to hire, solicit, or assist others in recruiting or hiring, any person who is an employee of the Company, or any of its affiliates, in each case as of the Termination Date, or induce or attempt to induce any such employee to terminate his or her employment with the Company, or any of its affiliates.

          (d) REMEDIES. YOU HEREBY RECOGNIZE AND ACKNOWLEDGE THAT A MATERIAL VIOLATION OF THE TERMS AND PROVISIONS OF THIS SECTION 6 WOULD CAUSE IRREPARABLE INJURY TO THE COMPANY, OR ONE OR MORE OF ITS AFFILIATES, AS THE CASE MAY BE, FOR WHICH THE COMPANY, OR ANY OF ITS AFFILIATES, WOULD HAVE NO ADEQUATE REMEDY AT LAW. ACCORDINGLY, IN THE EVENT THAT YOU SHALL FAIL TO MATERIALLY COMPLY WITH THE TERMS AND PROVISIONS OF THIS SECTION 6 IN ANY RESPECT, AND YOU HAVE BEEN GIVEN NOTICE OF SUCH VIOLATION AND AN OPPORTUNITY TO CURE SUCH VIOLATION, THE COMPANY, OR ANY OF ITS AFFILIATES, SHALL BE ENTITLED TO PRELIMINARY AND OTHER INJUNCTIVE RELIEF AND TO SPECIFIC PERFORMANCE OF THE TERMS AND PROVISIONS HEREOF. IN FURTHERANCE AND NOT IN LIMITATION OF THE FOREGOING, YOU

HEREBY WAIVE ANY CLAIM OR DEFENSE RELATING TO ANY VIOLATION OR BREACH BY YOU OF THE TERMS AND PROVISIONS OF THIS SECTION 6 THAT THE COMPANY, OR ANY OF ITS AFFILIATES, HAS AN ADEQUATE REMEDY AT LAW OR THAT MONEY DAMAGES WOULD PROVIDE AN ADEQUATE REMEDY FOR SUCH VIOLATION OR BREACH.

          (e) Severability. The parties intend that the covenants contained in the preceding paragraphs shall be construed as a series of separate covenants, one for each county, city, state and other political subdivision of each country in the Restricted Territory. Except for geographic coverage, each separate covenant shall be deemed identical in terms to the covenant contained in the preceding paragraphs. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants (or any part thereof) deemed included in said paragraphs, then such unenforceable covenant (or such part) shall be deemed eliminated from this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced by such court. It is the intent of the parties that the covenants set forth herein be enforced to the maximum degree permitted by applicable law.

     7. Entire Agreement. This Agreement and the Confidential Information and Invention Assignment Agreement set forth the entire agreement and understanding of the parties with respect to the subject matter hereof and thereof, and supersede any other written or oral negotiations, agreements, understandings, representations or practices concerning such subject matter hereof (including without limitation any employment agreement or offer letter extended by the Company at any time). In the event of any conflict between the provisions hereof and the provisions of the Confidential Information and Invention Assignment Agreement the, provisions hereof shall control.

     8. Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing and shall be deemed given on the date of delivery if delivered, or five days after mailing, if mailed first-class mail, postage prepaid, return receipt requested, or delivered to a nationwide overnight delivery service charges prepaid, return receipt requested, to the following addresses:

          (a)  If to the Company:   Internet Extra Corporation
                                    131 Steuart Street, Fourth Floor
                                    San Francisco, CA 94105
                                    Attention:  Gregory R. Raifman

          (b)  If to you:           To the address for notice set forth on the
                                    signature page hereto or to such other
                                    address as any party hereto may hereafter designate by notice given as herein provided.

     9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of California without giving effect to principles regarding conflict of laws. Any action or proceeding brought by any party against another arising out of or related to this Agreement shall be brought in a state or federal court of competent subject matter jurisdiction located within Santa Clara County in the State of California, and each of the parties to this Agreement consents to the personal jurisdiction of those courts.

     10. Arbitration. In the event of any dispute or claim relating to or arising out of our employment relationship, you and the Company agree that all such disputes shall be fully and finally resolved by binding arbitration conducted by the American Arbitration Association in San Francisco, California. HOWEVER, we agree that this arbitration provision shall not apply to any disputes or claims relating to or arising out of the misuse or misappropriation of the Company's trade secrets or proprietary information.

     11. Amendments. This Agreement shall not be changed or modified in whole or in part except by an instrument in writing signed by the Company and you nor shall any covenant or provision of this Agreement be waived except by an instrument in writing signed by the party against whom enforcement of such waiver is sought.

     12. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

     13. Effect of Headings. The section headings herein are for convenience only and shall not effect the construction or interpretation of the Agreement.

     14. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to either party upon any breach or default of the other party hereto shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of a breach or default be deemed to be a waiver of any other breach or default.

     15. Rules of Construction. You and the Company each acknowledge that they have been represented by, or had an opportunity to consult with, competent counsel during the negotiation and execution of this Agreement and therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in any agreement will be construed against the party drafting such agreement.

           [The remainder of this page is intentionally left blank.]

     To indicate your acceptance of the terms of this Agreement, please sign and date this letter in the space provided below and return it to me. A duplicate original is enclosed for your records. This letter, along with the agreement relating to proprietary rights between you and the Company, set forth the terms of your employment with the Company and supersede any prior representations or agreements, whether written or oral.

     We look forward to working with you at Internet Extra Corporation.

                              Sincerely,

                              Internet Extra Corporation


                              /s/ Gregory R. Raifman
                              ------------------------------------------
                              Gregory R. Raifman
                              Chief Executive Officer



ACCEPTED AND AGREED TO this
____ day of March, 1999.


_______________________________________
Ruiqing "Barclay" Jiang

Address for notices:

_________________________________
_________________________________
_________________________________

Enclosures:  Duplicate Original Letter
             Confidential Information and Invention Assignment Agreement



                    [SIGNATURE PAGE TO EMPLOYMENT AGREEMENT]

     To indicate your acceptance of the terms of this Agreement, please sign and date this letter in the space provided below and return it to me. A duplicate original is enclosed for your records. This letter, along with the agreement relating to proprietary rights between you and the Company, set forth the terms of your employment with the Company and supersede any prior representations or agreements, whether written or oral.

     We look forward to working with you at Internet Extra Corporation.

                              Sincerely,

                              Internet Extra Corporation


                              /s/ Gregory R. Raifman
                              ------------------------------------------
                              Gregory R. Raifman
                              Chief Executive Officer



ACCEPTED AND AGREED TO this
24 day of March, 1999.


/s/ Ruiqing "Barclay" Jiang
---------------------------------------
Ruiqing "Barclay" Jiang

Address for notices:

655 Bonanza CT.
---------------------------------
Sunnyvale, CA 94087
---------------------------------
_________________________________

Enclosures:  Duplicate Original Letter
             Confidential Information and Invention Assignment Agreement



                    [SIGNATURE PAGE TO EMPLOYMENT AGREEMENT]

     To indicate your acceptance of the terms of this Agreement, please sign and date this letter in the space provided below and return it to me. A duplicate original is enclosed for your records. This letter, along with the agreement relating to proprietary rights between you and the Company, set forth the terms of your employment with the Company and supersede any prior representations or agreements, whether written or oral.

     We look forward to working with you at Internet Extra Corporation.

                              Sincerely,

                              Internet Extra Corporation


                              __________________________________________
                              Gregory R. Raifman
                              Chief Executive Officer



ACCEPTED AND AGREED TO this
24 day of March, 1999.


/s/ Ruiqing "Barclay" Jiang
---------------------------------------
Ruiqing "Barclay" Jiang

Address for notices:

655 Bonanza CT.
---------------------------------
Sunnyvale, CA 94087
---------------------------------
_________________________________

Enclosures:  Duplicate Original Letter
             Confidential Information and Invention Assignment Agreement



                    [SIGNATURE PAGE TO EMPLOYMENT AGREEMENT]

     To indicate your acceptance of the terms of this Agreement, please sign and date this letter in the space provided below and return it to me. A duplicate original is enclosed for your records. This letter, along with the agreement relating to proprietary rights between you and the Company, set forth the terms of your employment with the Company and supersede any prior representations or agreements, whether written or oral.

     We look forward to working with you at Internet Extra Corporation.

                              Sincerely,

                              Internet Extra Corporation


                              /s/ Gregory R. Raifman
                              ------------------------------------------
                              Gregory R. Raifman
                              Chief Executive Officer



ACCEPTED AND AGREED TO this
____ day of March, 1999.


_______________________________________
Ruiqing "Barclay" Jiang

Address for notices:

_________________________________
_________________________________
_________________________________

Enclosures:  Duplicate Original Letter
             Confidential Information and Invention Assignment Agreement



                    [SIGNATURE PAGE TO EMPLOYMENT AGREEMENT]

                                   EXHIBIT G
                                   ---------

                  Form of Consulting Agreement - Shuangli Cao

                          Internet Extra Corporation
                        131 Steuart Street, Fourth Floor
                        San Francisco, California 94105

                              March 24, 1999

Mr. Shuangli Cao
Netranscend Software, Inc.
655 Bonanza Court
Sunnyvale, California 94087

Dear Shuangli:

     I am very pleased to offer you the position of consultant to Internet Extra Corporation (the "Company") commencing on the effectiveness of the merger between Netranscend Software, Inc. ("Netranscend") and the Company. We at the Company are delighted that you have decided to join our efforts and help MediaPlex become a success. I would like to take this opportunity to set out the terms of our relationship more fully:

     1. Effectiveness. This agreement (this "Agreement") is being entered in connection with the Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of March 8, 1999, by and among the Company, Netranscend and Ruiquing "Barclay" Jiang, and all capitalized terms used but not defined herein shall have the meaning ascribed to them in the Reorganization Agreement. Your relationship with the Company under this Agreement shall become effective as of the Effective Time of the Merger. In the event that the Reorganization Agreement is terminated prior to the Effective Time of the Merger, this Agreement shall terminate and be of no further force and effect.

     2.   Employment.

          (a) Duties. You agree to use your best efforts to perform the services requested by the Company, including the duties and tasks described on Exhibit A
                                                                      ---------
hereto. You agree to devote such time to these duties as the Company and you reasonably agree from time to time. Your immediate supervisor is also listed on Exhibit A.
---------

          (b) Independent Contractor; No Agency. It is agreed that your consulting services are made available to the Company on the basis that you will retain your individual professional status and that your relation ship with the Company is that of an independent consultant and not that of an employee. You will not be eligible for any employee benefits, nor will the Company make deductions from your fees for taxes, insurance, bonds or any other subscription of any kind. You will use your own discretion in performing the tasks assigned, within the scope of work specified by the Company. You are not an agent of the Company and do not have the authority to bind the Company, nor will you hold yourself out to third parties as having the authority to bind the Company.

          (c) Affirmation of Fiduciary Responsibilities. At all times during the Term, you shall perform, satisfy, fulfill and carry out your duties and responsibilities to the Company under this Agreement with fidelity and loyalty, in a diligent manner, to the best of your ability, experience and talent, and in a manner consistent with your fiduciary responsibilities to the Company.

     3.   Compensation.

          (a) Cash Compensation. As full and exclusive consideration for all services to be rendered and performed under this Agreement, and for assigning the rights to inventions, designs, software, patents, mask-work rights, trademarks, and copyrights as hereinafter provided, you will be paid at the rate specified on Exhibit A.
             ---------

          (b) Stock Options. You shall receive, as of the Effective Time, options (the "New Stock Options") to acquire 20,000 shares of Common Stock of the Company, at an exercise price equal to $0.50 per share. One-fourth of such shares shall become exercisable on the first anniversary of the Effective Time, and an additional 1/16th of such shares become exercisable on the same day of each third month during the three (3) years thereafter or until this Agreement is earlier terminated. All other terms governing such options shall be set out in the Company's standard option agreement and stock option plan.

          (c) Expenses. You shall be entitled to prompt reimbursement by the Company for all reasonable ordinary and necessary travel, entertainment, and other expenses incurred by you during the Term (in accordance with the policies and procedures established by the Company for its consultants) in the performance of your duties and responsibilities under this Agreement; provided,
                                                                      --------
that you shall properly account for such expenses in accordance with Company policies and procedures. Any necessary air travel shall be coach class domestically and business class internationally.

     4. Term. Either you or the Company may terminate this Agreement at any time for any reason or no reason, with or without cause. Notwithstanding the foregoing, the provisions of Section 6 shall survive any termination of this Agreement.

     5.   Assignment

          (a) Successors and Assigns. Any of the Company's affiliates may assume the liabilities and obligations, and succeed to the rights and interests, of the Company under this Agreement at any time and without limitation. In addition to the foregoing, any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise), or to all or substantially all of the Company's business and/or assets, shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of such succession. For all purposes of and under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement required by this
Section 5, or which otherwise becomes bound by the terms of this Agreement by operation of law. Any such assumption and/or succession under this Section 5 shall not be deemed to be a termination of your relationship with the Company hereunder.

          (b) The terms of this Agreement and all of your rights hereunder shall inure to the benefit of, and be enforceable by, your personal or legal representatives, executors, administrators, successor, heirs, distributees, devisees or legatees.

     6.   Covenant Not to Compete.

          (a) Definitions.  As used in this Agreement, the terms:

                    (i) "Restricted Business" shall mean any business related to (i) advertising, marketing, media placement or banner serving, (ii) enterprise software applications and/or enterprise integration relating to online or traditional (including, without limitation, television, print, direct mail, radio or the like) advertising, marketing, media placement or banner serving or (iii) the transacting of business; shopping, purchasing, or subscribing to or registering for services, products, programs or information; downloading or obtaining software programs or information; or participating in other similar types of transactions which specifically arise from banners served by the Company.

                    (ii) "Restricted Territory" shall mean the larger of: (A) all of the countries of the world or (B) if (A) is found unenforceable, the countries in which the Company's products are available during the term of the non-compete obligations specified in this Section 6.

          (b) Non-Compete. In consideration of: (i) the several agreements made by the Company in and pursuant to the Reorganization Agreement, (ii) the issuance by the Company to you of the New Stock Options, (iii) the Company's willingness to enter into the Reorganization Agreement, and (iv) the consideration payable to you hereunder, you agree that until: (A) the three (3) year anniversary of the Effective Time or (B) in the event that the period set forth in clause (A) is determined to be unenforceable by a court of competent jurisdiction, the maximum period allowable, you will not, directly or indirectly, engage in (whether as an officer, employee, consultant, director, proprietor, partner, consultant or otherwise), or have any ownership interest in, or participate in the financing, operation, management or control of, any person, firm, corporation or business that engages in a Restricted Business in a Restricted Territory. It is agreed that ownership of no more than two percent (2%) of the outstanding voting stock of a publicly-traded or privately-held corporation shall not constitute a violation of this section. It is further agreed that the foregoing consideration is not intended to constitute liquidated damages for a violation of this section.

          (c) Non-Solicit. You agree that until the expiration of the non-compete obligations specified above in subsection (b), you shall not:

                    (i) take any action to, or do anything reasonably intended to, divert business from the Company, or any of its affiliates, or influence or attempt to influence any retailer, dealer, vendor, supplier, customer or potential customer of the Company, or any of its affiliates, in each case as existing on the date of your termination (the "Termination Date"), to cease doing business with the Company, or any of its affiliates, as the case may be, or to alter its business relationship with the Company, or any of its affiliates, in each case as existing on the Termination Date; or

                    (ii) recruit, attempt to hire, solicit, or assist others in recruiting or hiring, any person who is an employee of the Company, or any of its affiliates, in each case as of the Termination Date, or induce or attempt to induce any such employee to terminate his or her employment with the Company, or any of its affiliates.

          (d) REMEDIES. YOU HEREBY RECOGNIZE AND ACKNOWLEDGE THAT A MATERIAL VIOLATION OF THE TERMS AND PROVISIONS OF THIS SECTION 6 WOULD CAUSE IRREPARABLE INJURY TO THE COMPANY, OR ONE OR MORE OF ITS AFFILIATES, AS THE CASE MAY BE, FOR WHICH THE COMPANY, OR ANY OF ITS AFFILIATES, WOULD HAVE NO ADEQUATE REMEDY AT LAW. ACCORDINGLY, IN THE EVENT THAT YOU SHALL FAIL TO MATERIALLY COMPLY WITH THE TERMS AND PROVISIONS OF THIS SECTION 6 IN ANY RESPECT, AND YOU HAVE BEEN GIVEN NOTICE OF SUCH VIOLATION AND AN OPPORTUNITY TO CURE SUCH VIOLATION, THE COMPANY, OR ANY OF ITS AFFILIATES, SHALL BE ENTITLED TO PRELIMINARY AND OTHER INJUNCTIVE RELIEF AND TO SPECIFIC PERFORMANCE OF THE TERMS AND PROVISIONS HEREOF. IN FURTHERANCE AND NOT IN LIMITATION OF THE FOREGOING, YOU HEREBY WAIVE ANY CLAIM OR DEFENSE RELATING TO ANY VIOLATION OR BREACH BY YOU OF THE TERMS AND PROVISIONS OF THIS SECTION 6 THAT THE COMPANY, OR ANY OF ITS

AFFILIATES, HAS AN ADEQUATE REMEDY AT LAW OR THAT MONEY DAMAGES WOULD PROVIDE AN ADEQUATE REMEDY FOR SUCH VIOLATION OR BREACH.

          (e) Severability. The parties intend that the covenants contained in the preceding paragraphs shall be construed as a series of separate covenants, one for each county, city, state and other political subdivision of each country in the Restricted Territory. Except for geographic coverage, each separate covenant shall be deemed identical in terms to the covenant contained in the preceding paragraphs. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants (or any part thereof) deemed included in said paragraphs, then such unenforceable covenant (or such part) shall be deemed eliminated from this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced by such court. It is the intent of the parties that the covenants set forth herein be enforced to the maximum degree permitted by applicable law.

     7. Compliance with Applicable Laws. You agree to comply with all applicable laws and regulations. You shall hold harmless and indemnify the Company for any damages resulting to the Company from a breach of this paragraph by you.

     8. Entire Agreement. This Agreement and the Confidential Information and Invention Assignment Agreement set forth the entire agreement and understanding of the parties with respect to the subject matter hereof and thereof, and supersede any other written or oral negotiations, agreements, understandings, representations or practices concerning such subject matter hereof (including without limitation any employment agreement or offer letter extended by the Company at any time). In the event of any conflict between the provisions hereof and the provisions of the Confidential Information and Invention Assignment Agreement the, provisions hereof shall control.

     9. Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing and shall be deemed given on the date of delivery if delivered, or five days after mailing, if mailed first-class mail, postage prepaid, return receipt requested, or delivered to a nationwide overnight delivery service charges prepaid, return receipt requested, to the following addresses:

          (a)  If to the Company:   Internet Extra Corporation
                                    131 Steuart Street, Fourth Floor
                                    San Francisco, CA 94105
                                    Attention:  Gregory R. Raifman

          (b)  If to you:           To the address for notice set forth on the
                                    signature page hereto or to such other
                                    address as any party hereto may hereafter designate by notice given as herein provided.

     10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of California without giving effect to principles regarding conflict of laws. Any action or proceeding brought by any party against another arising out of or related to this Agreement shall be brought in a state or federal court of competent subject matter jurisdiction located within Santa Clara County in the State of California, and each of the parties to this Agreement consents to the personal jurisdiction of those courts.

     11. Arbitration. In the event of any dispute or claim relating to or arising out of our employment relationship, you and the Company agree that all such disputes shall be fully and finally resolved by binding arbitration conducted by the American Arbitration Association in San Francisco, California. HOWEVER, we agree that this arbitration provision shall not apply to any disputes or claims relating to or arising out of the misuse or misappropriation of the Company's trade secrets or proprietary information.

     12. Amendments. This Agreement shall not be changed or modified in whole or in part except by an instrument in writing signed by the Company and you nor shall any covenant or provision of this Agreement be waived except by an instrument in writing signed by the party against whom enforcement of such waiver is sought.

     13. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

     14. Effect of Headings. The section headings herein are for convenience only and shall not effect the construction or interpretation of the Agreement.

     15. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to either party upon any breach or default of the other party hereto shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of a breach or default be deemed to be a waiver of any other breach or default.

     16. Rules of Construction. You and the Company each acknowledge that they have been represented by, or had an opportunity to consult with, competent counsel during the negotiation and execution of this Agreement and therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in any agreement will be construed against the party drafting such agreement.



           [The remainder of this page is intentionally left blank.]

     To indicate your acceptance of the terms of this Agreement, please sign and date this letter in the space provided below and return it to me. A duplicate original is enclosed for your records. This letter, along with the agreement relating to proprietary rights between you and the Company, set forth the terms of your employment with the Company and supersede any prior representations or agreements, whether written or oral.

     We look forward to working with you at Internet Extra Corporation.

                              Sincerely,

                              Internet Extra Corporation


                              __________________________________________
                              Greg Raifman
                              Chief Executive Officer



ACCEPTED AND AGREED TO this
____ day of March, 1999.


/s/ Shuangli Coa
---------------------------------
Shuangli Cao

Address for notices:

6155 Regency Lakes Dr
---------------------------------
San Jose CA 95129
---------------------------------
_________________________________

Enclosures:  Duplicate Original Letter
             Confidential Information and Invention Assignment Agreement

                   [SIGNATURE PAGE TO CONSULTING AGREEMENT]

     To indicate your acceptance of the terms of this Agreement, please sign and date this letter in the space provided below and return it to me. A duplicate original is enclosed for your records. This letter, along with the agreement relating to proprietary rights between you and the Company, set forth the terms of your employment with the Company and supersede any prior representations or agreements, whether written or oral.

     We look forward to working with you at Internet Extra Corporation.

                              Sincerely,

                              Internet Extra Corporation


                              /s/ Greg R. Raifman
                              -----------------------------------------------
                              Greg Raifman
                              Chief Executive Officer



ACCEPTED AND AGREED TO this
____ day of March, 1999.


---------------------------------
Shuangli Cao

Address for notices:

_________________________________
_________________________________
_________________________________

Enclosures:  Duplicate Original Letter
             Confidential Information and Invention Assignment Agreement

                    [SIGNATURE PAGE TO CONSULTING AGREEMENT]

                                   EXHIBIT A
                                   ---------

          Consulting Agreement between Internet Extra and Shuangli Cao


Duties:


Supervisor:


Compensation:

                                   EXHIBIT H
                                   ---------

               Form of Employment Offer - Hung-liang "Andy" Yang

                          Internet Extra Corporation
                        131 Steuart Street, Fourth Floor
                        San Francisco, California 94105

                              March __, 1999

Mr. Hung-Liang Yang
Netranscend Software, Inc.
655 Bonanza Court
Sunnyvale, California 94087

Dear Hung-Liang:

     I am very pleased to offer you the position of _________________ with Internet Extra Corporation (the "Company") commencing on the effectiveness of the merger between Netranscend Software, Inc. ("Netranscend") and the Company. We at the Company are delighted that you have decided to join our enterprise and help MediaPlex become a success. I would like to take this opportunity to set out the terms of your employment more fully:

     1. Effectiveness. This agreement (this "Agreement") is being entered in connection with the Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of March, __, 1999, by and among the Company, Netranscend and Ruiqing "Barclay" Jiang, and all capitalized terms used but not defined herein shall have the meaning ascribed to them in the Reorganization Agreement. Your employment under this Agreement shall become effective as of the Effective Time of the Merger. In the event that the Reorganization Agreement is terminated prior to the Effective Time of the Merger, this Agreement shall terminate and be of no further force and effect.

     2.   Employment.

          (a) Duties. The Company shall employ you, and you shall initially serve as, ____________ for the Company, subject at all times and in all cases and respects to the ultimate control and direction of the Company. In such capacity, you shall perform all such services, accept all such responsibilities and discharge all such duties and responsibilities as are consistent and commensurate with your position and as may be assigned to or required of you from time to time by the Company. You shall perform such services, accept such responsibilities and discharge such duties within the policies and guidelines established from time to time by the Company, subject at all times and in all cases and respects to the ultimate control and direction of the Company. The Company shall have the right to review and revise your services, responsibilities and duties at any time and from time to time in any and all respects.

          (b) Exclusive Employment. At all times during the Term, you shall devote all of your business time, attention and energies to the performance, fulfillment and satisfaction of your duties and responsibilities to the Company under this Agreement, and shall not undertake or be engaged in any other activities, whether or not pursued for gain, profit or other pecuniary advantage, which could impair your ability to perform, fulfill and satisfy your duties and responsibilities to the Company under this Agreement, in any case without the prior written consent of the Company which consent will not be unreasonably withheld.

          (c) Affirmation of Fiduciary Responsibilities. At all times during the Term, you shall perform, satisfy, fulfill and carry out your duties and responsibilities to the Company under this Agreement with fidelity and loyalty, in a diligent manner, to the best of your ability, experience and talent, and in a manner consistent with your fiduciary responsibilities to the Company.

                          Internet Extra Corporation
                        131 Steuart Street, Fourth Floor
                        San Francisco, California 94105

                              March __, 1999

Mr. Hung-Liang Yang
Netranscend Software, Inc.
655 Bonanza Court
Sunnyvale, California 94087

Dear Hung-Liang:

     I am very pleased to offer you the position of _________________ with Internet Extra Corporation (the "Company") commencing on the effectiveness of the merger between Netranscend Software, Inc. ("Netranscend") and the Company. We at the Company are delighted that you have decided to join our enterprise and help MediaPlex become a success. I would like to take this opportunity to set out the terms of your employment more fully:

     1. Effectiveness. This agreement (this "Agreement") is being entered in connection with the Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of March, __, 1999, by and among the Company, Netranscend and Ruiqing "Barclay" Jiang, and all capitalized terms used but not defined herein shall have the meaning ascribed to them in the Reorganization Agreement. Your employment under this Agreement shall become effective as of the Effective Time of the Merger. In the event that the Reorganization Agreement is terminated prior to the Effective Time of the Merger, this Agreement shall terminate and be of no further force and effect.

     2.   Employment.

          (a) Duties. The Company shall employ you, and you shall initially serve as, ____________ for the Company, subject at all times and in all cases and respects to the ultimate control and direction of the Company. In such capacity, you shall perform all such services, accept all such responsibilities and discharge all such duties and responsibilities as are consistent and commensurate with your position and as may be assigned to or required of you from time to time by the Company. You shall perform such services, accept such responsibilities and discharge such duties within the policies and guidelines established from time to time by the Company, subject at all times and in all cases and respects to the ultimate control and direction of the Company. The Company shall have the right to review and revise your services, responsibilities and duties at any time and from time to time in any and all respects.

          (b) Exclusive Employment. At all times during the Term, you shall devote all of your business time, attention and energies to the performance, fulfillment and satisfaction of your duties and responsibilities to the Company under this Agreement, and shall not undertake or be engaged in any other activities, whether or not pursued for gain, profit or other pecuniary advantage, which could impair your ability to perform, fulfill and satisfy your duties and responsibilities to the Company under this Agreement, in any case without the prior written consent of the Company which consent will not be unreasonably withheld.

          (c) Affirmation of Fiduciary Responsibilities. At all times during the Term, you shall perform, satisfy, fulfill and carry out your duties and responsibilities to the Company under this Agreement with fidelity and loyalty, in a diligent manner, to the best of your ability, experience and talent, and in a manner consistent with your fiduciary responsibilities to the Company.

     3.   Compensation.

          (a) Base Salary and Incentive Compensation. Your base salary shall be paid at the annual rate of $___________ ("Base Salary"), payable in accordance with the Company's standard payroll practices. Unless otherwise specified herein, the Company shall make such deductions, withholdings and other payments from all sums payable pursuant to this Agreement which you request or that are required by law for taxes and other charges.

          (b) Stock Options. You shall receive, as of the Effective Time, options (the "New Stock Options") to acquire 30,000 shares of Common Stock of the Company, at an exercise price equal to $0.50 per share. One-fourth of such shares shall become exercisable on the first anniversary of the Effective Time, and an additional 1/16th of such shares become exercisable on the same day of each third month during the three (3) years thereafter or until this Agreement is earlier terminated. All other terms governing such options shall be set out in the Company's standard option agreement and stock option plan.

          (c) Benefits Plans. You will be entitled to participate in or receive benefits under the Company's employee benefit plans and policies in effect from time to time in which you are eligible to participate, subject to the applicable terms and conditions of the particular benefit plan. The Company may change, amend, modify or terminate to the extent legally allowable, any benefit plan from time to time and without prior notice. To the extent benefits provided by the Company are affected by seniority (i.e. length of service), you shall be credited for time you served at Netranscend, to the fullest extent permitted by law and consistent with the Company's current benefit plans.

          (d) Expenses. You shall be entitled to prompt reimbursement by the Company for all reasonable ordinary and necessary travel, entertainment, and other expenses incurred by you during the Term (in accordance with the policies and procedures established by the Company for its employees) in the performance of your duties and responsibilities under this Agreement; provided, that you
                                                          --------
shall properly account for such expenses in accordance with Company policies and procedures. Any necessary air travel shall be coach class domestically and business class internationally.

          (e) Vacation and Holidays. You shall be entitled to __________ weeks paid vacation and Company holidays in accordance with the Company's policies in effect from time to time for its senior executive officers.

     4.   Term.   You shall be an "at-will" employee of the Company.  Either you or the Company may terminate this Agreement at any time for any reason or no reason, with or without cause. Notwithstanding the foregoing, the provisions of
Section 6 shall survive any termination of this Agreement.

     5.   Assignment

          (a) Successors and Assigns. Any of the Company's affiliates may assume the liabilities and obligations, and succeed to the rights and interests, of the Company under this Agreement at any time and without limitation. In addition to the foregoing, any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise), or to all or substantially all of the Company's business and/or assets, shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of such succession. For all purposes of and under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement required by this
Section 5, or which otherwise becomes bound by the terms of this

Agreement by operation of law. Any such assumption and/or succession under this
Section 5 shall not be deemed to be a termination of your employment hereunder.

          (b) The terms of this Agreement and all of your rights hereunder shall inure to the benefit of, and be enforceable by, your personal or legal representatives, executors, administrators, successor, heirs, distributees, devisees or legatees.

     6.   Covenant Not to Compete.

          (a) Definitions.  As used in this Agreement, the terms:

                    (i) "Restricted Business" shall mean any business related to (i) advertising, marketing, media placement or banner serving, (ii) enterprise software applications and/or enterprise integration relating to online or traditional (including, without limitation, television, print, direct mail, radio or the like) advertising, marketing, media placement or banner serving or (iii) the transacting of business; shopping, purchasing, or subscribing to or registering for services, products, programs or information; downloading or obtaining software programs or information; or participating in other similar types of transactions which specifically arise from banners served by the Company.

                    (ii) "Restricted Territory" shall mean the larger of: (A) all of the countries of the world or (B) if (A) is found unenforceable, the countries in which the Company's products are available during the term of the non-compete obligations specified in this Section 6.

          (b) Non-Compete. In consideration of: (i) the several agreements made by the Company in and pursuant to the Reorganization Agreement, (ii) the issuance by the Company to you of the New Stock Options, (iii) the Company's willingness to enter into the Reorganization Agreement, and (iv) the consideration payable to you hereunder, you agree that until: (A) the three (3) year anniversary of the Effective Time or (B) in the event that the period set forth in clause (A) is determined to be unenforceable by a court of competent jurisdiction, the maximum period allowable, you will not, directly or indirectly, engage in (whether as an officer, employee, consultant, director, proprietor, partner, consultant or otherwise), or have any ownership interest in, or participate in the financing, operation, management or control of, any person, firm, corporation or business that engages in a Restricted Business in a Restricted Territory. It is agreed that ownership of no more than two percent (2%) of the outstanding voting stock of a publicly-traded or privately-held corporation shall not constitute a violation of this section. It is further agreed that the foregoing consideration is not intended to constitute liquidated damages for a violation of this section.

          (c) Non-Solicit. You agree that until the expiration of the non-compete obligations specified above in subsection (b), you shall not:

                    (i) take any action to, or do anything reasonably intended to, divert business from the Company, or any of its affiliates, or influence or attempt to influence any retailer, dealer, vendor, supplier, customer or potential customer of the Company, or any of its affiliates, in each case as existing on the date of your termination (the "Termination Date"), to cease doing business with the Company, or any of its affiliates, as the case may be, or to alter its business relationship with the Company, or any of its affiliates, in each case as existing on the Termination Date; or

                    (ii) recruit, attempt to hire, solicit, or assist others in recruiting or hiring, any person who is an employee of the Company, or any of its affiliates, in each case as of the Termination Date, or induce or attempt to induce any such employee to terminate his or her employment with the Company, or any of its affiliates.

          (d) REMEDIES. YOU HEREBY RECOGNIZE AND ACKNOWLEDGE THAT A MATERIAL VIOLATION OF THE TERMS AND PROVISIONS OF THIS SECTION 6 WOULD CAUSE IRREPARABLE INJURY TO THE COMPANY, OR ONE OR MORE OF ITS AFFILIATES, AS THE CASE MAY BE, FOR WHICH THE COMPANY, OR ANY OF ITS AFFILIATES, WOULD HAVE NO ADEQUATE REMEDY AT LAW. ACCORDINGLY, IN THE EVENT THAT YOU SHALL FAIL TO MATERIALLY COMPLY WITH THE TERMS AND PROVISIONS OF THIS SECTION 6 IN ANY RESPECT, AND YOU HAVE BEEN GIVEN NOTICE OF SUCH VIOLATION AND AN OPPORTUNITY TO CURE SUCH VIOLATION, THE COMPANY, OR ANY OF ITS AFFILIATES, SHALL BE ENTITLED TO PRELIMINARY AND OTHER INJUNCTIVE RELIEF AND TO SPECIFIC PERFORMANCE OF THE TERMS AND PROVISIONS HEREOF. IN FURTHERANCE AND NOT IN LIMITATION OF THE FOREGOING, YOU HEREBY WAIVE ANY CLAIM OR DEFENSE RELATING TO ANY VIOLATION OR BREACH BY YOU OF THE TERMS AND PROVISIONS OF THIS SECTION 6 THAT THE COMPANY, OR ANY OF ITS AFFILIATES, HAS AN ADEQUATE REMEDY AT LAW OR THAT MONEY DAMAGES WOULD PROVIDE AN ADEQUATE REMEDY FOR SUCH VIOLATION OR BREACH.

          (e) Severability. The parties intend that the covenants contained in the preceding paragraphs shall be construed as a series of separate covenants, one for each county, city, state and other political subdivision of each country in the Restricted Territory. Except for geographic coverage, each separate covenant shall be deemed identical in terms to the covenant contained in the preceding paragraphs. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants (or any part thereof) deemed included in said paragraphs, then such unenforceable covenant (or such part) shall be deemed eliminated from this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced by such court. It is the intent of the parties that the covenants set forth herein be enforced to the maximum degree permitted by applicable law.

     7. Compliance with Applicable Laws. You agree to comply with all applicable laws and regulations. You shall hold harmless and indemnify the Company for any damages resulting to the Company from a breach of this paragraph by you.

     8. Entire Agreement. This Agreement and the Confidential Information and Invention Assignment Agreement set forth the entire agreement and understanding of the parties with respect to the subject matter hereof and thereof, and supersede any other written or oral negotiations, agreements, understandings, representations or practices concerning such subject matter hereof (including without limitation any employment agreement or offer letter extended by the Company at any time). In the event of any conflict between the provisions hereof and the provisions of the Confidential Information and Invention Assignment Agreement the, provisions hereof shall control.

     9. Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing and shall be deemed given on the date of delivery if delivered, or five days after mailing, if mailed first-class mail, postage prepaid, return receipt requested, or delivered to a nationwide overnight delivery service charges prepaid, return receipt requested, to the following addresses:

          (a)  If to the Company:   Internet Extra Corporation
                                    131 Steuart Street, Fourth Floor
                                    San Francisco, CA 94105
                                    Attention:  Gregory R. Raifman

          (b)  If to you:     To the address for notice set forth on the
                              signature page hereto or to such other address as any party hereto may hereafter designate by notice given as herein provided.

     10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of California without giving effect to principles regarding conflict of laws. Any action or proceeding brought by any party against another arising out of or related to this Agreement shall be brought in a state or federal court of competent subject matter jurisdiction located within Santa Clara County in the State of California, and each of the parties to this Agreement consents to the personal jurisdiction of those courts.

     11. Arbitration. In the event of any dispute or claim relating to or arising out of our employment relationship, you and the Company agree that all such disputes shall be fully and finally resolved by binding arbitration conducted by the American Arbitration Association in San Francisco, California. HOWEVER, we agree that this arbitration provision shall not apply to any disputes or claims relating to or arising out of the misuse or misappropriation of the Company's trade secrets or proprietary information.

     12. Amendments. This Agreement shall not be changed or modified in whole or in part except by an instrument in writing signed by the Company and you nor shall any covenant or provision of this Agreement be waived except by an instrument in writing signed by the party against whom enforcement of such waiver is sought.

     13. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

     14. Effect of Headings. The section headings herein are for convenience only and shall not effect the construction or interpretation of the Agreement.

     15. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to either party upon any breach or default of the other party hereto shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of a breach or default be deemed to be a waiver of any other breach or default.

     16. Rules of Construction. You and the Company each acknowledge that they have been represented by, or had an opportunity to consult with, competent counsel during the negotiation and execution of this Agreement and therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in any agreement will be construed against the party drafting such agreement.


           [The remainder of this page is intentionally left blank.]

     To indicate your acceptance of the terms of this Agreement, please sign and date this letter in the space provided below and return it to me. A duplicate original is enclosed for your records. This letter, along with the agreement relating to proprietary rights between you and the Company, set forth the terms of your employment with the Company and supersede any prior representations or agreements, whether written or oral.

     We look forward to working with you at Internet Extra Corporation.

                              Sincerely,

                              Internet Extra Corporation



                              _________________________________________
                              Greg Raifman
                              Chief Executive Officer



ACCEPTED AND AGREED TO this
____ day of March, 1999.


_______________________________________
Hung-Liang Yang

Address for notices:

_________________________________
_________________________________
_________________________________

Enclosures:  Duplicate Original Letter
             Confidential Information and Invention Assignment Agreement



                    [SIGNATURE PAGE TO EMPLOYMENT AGREEMENT]

     To indicate your acceptance of the terms of this Agreement, please sign and date this letter in the space provided below and return it to me. A duplicate original is enclosed for your records. This letter, along with the agreement relating to proprietary rights between you and the Company, set forth the terms of your employment with the Company and supersede any prior representations or agreements, whether written or oral.

     We look forward to working with you at Internet Extra Corporation.

                              Sincerely,

                              Internet Extra Corporation


                              /s/ Greg R. Raifman
                              -----------------------------------------
                              Greg Raifman
                              Chief Executive Officer



ACCEPTED AND AGREED TO this
____ day of March, 1999.


_______________________________________
Hung-Liang Yang

Address for notices:

_________________________________
_________________________________
_________________________________

Enclosures:  Duplicate Original Letter
             Confidential Information and Invention Assignment Agreement



                    [SIGNATURE PAGE TO EMPLOYMENT AGREEMENT]

     To indicate your acceptance of the terms of this Agreement, please sign and date this letter in the space provided below and return it to me. A duplicate original is enclosed for your records. This letter, along with the agreement relating to proprietary rights between you and the Company, set forth the terms of your employment with the Company and supersede any prior representations or agreements, whether written or oral.

     We look forward to working with you at Internet Extra Corporation.

                              Sincerely,

                              Internet Extra Corporation


                              /s/ Greg R. Raifman
                              -----------------------------------------
                              Greg Raifman
                              Chief Executive Officer



ACCEPTED AND AGREED TO this
____ day of March, 1999.


_______________________________________
Hung-Liang Yang

Address for notices:

_________________________________
_________________________________
_________________________________

Enclosures:  Duplicate Original Letter
             Confidential Information and Invention Assignment Agreement



                    [SIGNATURE PAGE TO EMPLOYMENT AGREEMENT]

                                   EXHIBIT I
                                   ---------

                           Form of Escrow Agreement

                               ESCROW AGREEMENT

     This ESCROW AGREEMENT (the "Agreement") is made and entered into as of March 25, 1999 by and among (i) Internet Extra Corporation, a California corporation ("IEC"), (ii) Ruiqing "Barclay" Jiang, both as Principal Shareholder (the "Principal Shareholder") and as shareholder representative (the "Shareholder Representative") for the sole shareholder of Netranscend Software, Inc., a California corporation ("Netranscend") and (iii) Greg Raifman, the corporate secretary of IEC, as escrow agent (the "Escrow Agent"). Capitalized terms not defined herein shall have the meanings ascribed to them in the Reorganization Agreement (as defined below).

                                   Recitals

     WHEREAS, IEC, Netranscend and the Principal Shareholder have entered into an Agreement and Plan of Reorganization, of even date herewith (the "Reorganization Agreement") whereby IEC shall acquire Netranscend through the statutory merger of Netranscend with and into IEC (the "Merger");

     WHEREAS, pursuant to the Merger, among other things, all of the issued and outstanding shares of common stock of Netranscend shall be converted into the right to receive cash and shares of IEC Common Stock;

     WHEREAS, pursuant to the Reorganization Agreement, a portion of the shares of IEC Common Stock otherwise payable by IEC in connection with the Merger shall be placed in escrow and held by the Escrow Agent pursuant to the escrow terms hereof and the release of such shares shall be contingent upon certain events and conditions;

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                   Agreement

     1. Escrow Fund. At the Closing, the Principal Shareholder and IEC shall deliver to the Escrow Agent the Escrow Shares, and such deposit with the Escrow Agent shall constitute the Escrow Fund.

     2. Escrow Period; Delivery of Balance of Escrow Fund Upon Termination of Escrow Period. Subject to the terms hereof, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m. PST, two (2) years after the Closing Date (the "Escrow Period"); provided, however, that the Escrow Period shall not terminate with respect to such remaining portion of the Escrow Fund (or some portion thereof) that in the reasonable judgement of IEC, subject to the objection of the Shareholder Agent (as defined below) and the subsequent arbitration of the matter in the manner provided herein, is necessary to satisfy (x) any then pending unsatisfied claims specified in any Officer's Certificate delivered to the Escrow Agent prior to the termination of the Escrow Period and (y) any unsatisfied claims specified in any Officer's

Certificate delivered to the Escrow Agent prior to termination of the Escrow Period with respect to facts and circumstances existing prior to the termination of such Escrow Period. As soon as all such claims have been resolved, the Escrow Agent shall deliver to the Principal Shareholder the remaining portion of the Escrow Fund not required to satisfy such claims. Notwithstanding the above, all Escrow Shares shall be released from the Escrow Fund within five (5) years of the Closing Date except in the event that there is a bona fide dispute over to whom the Escrow Shares should be so released.

     3. Protection of Escrow Fund. The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance herewith and not as the property of IEC and shall hold and dispose of the Escrow Fund only in accordance herewith. Any shares of IEC Common Stock or other equity securities issued or distributed by IEC (including shares issued upon a stock split) ("New Shares") in respect of the Escrow Shares which have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of Escrow Shares which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to record holder of such shares. Cash dividends on IEC Common Stock shall not be added to the Escrow Fund but shall be distributed to the Principal Shareholder. As the record holder of the Escrow Shares, the Escrow Agent shall vote such shares in accordance with the instructions of the Principal Shareholder and shall promptly deliver copies of all proxy solicitation materials to the Principal Shareholder. IEC shall show the Escrow Shares as issued and outstanding on its balance sheet.

     4. Claims Upon the Escrow Fund. Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of a certificate signed by any officer of IEC (an "Officer's Certificate"): (A) stating that IEC has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentations, breach of warranty or covenant to which such items is related, the Escrow Agent shall, subject to the provisions of the Escrow Instructions, deliver to IEC out of the Escrow Fund as promptly as practicable (subject to Section 5 hereof), such number of shares of IEC Common Stock held in the Escrow Fund with a value equal to such Losses. For the purposes of determining the number of shares of IEC Common Stock to be delivered to IEC out of the Escrow Fund, the shares of IEC Common Stock shall be valued at the fair market value as determined in good faith by the IEC Board of Directors.

     5.   Objections to Claims.   At the time of delivery of any Officer's
Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to the Shareholder Agent (as defined herein), and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to IEC of any Escrow Shares unless the Escrow Agent shall have received written authorization from the Shareholder Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of shares of IEC Common Stock from the Escrow Fund, provided that no such payment or delivery may be made if the Shareholder Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

     6.   Resolution of Claims; Arbitration.

          (i) In case the Shareholder Representative shall so object in writing to any claim or claims made in any Officer's Certificate, the Shareholder Representative and IEC shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholder Representative and IEC should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute Escrow Shares in accordance with the terms thereof.

          (ii) If no such agreement can be reached after good faith negotiation, either IEC or the Shareholder Representative may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by one arbitrator mutually agreeable to IEC and the Shareholder Representative. In the event that within forty-five (45) days after submission of any dispute to arbitration, IEC and the Shareholder Representative cannot mutually agree on one arbitrator, IEC and the Shareholder Representative shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrator or arbitrators, as the case may be, shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgement of the arbitrator or majority of the three arbitrators, as the case may be, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator or a majority of the three arbitrators, as the case may be, shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the extent as a court of competent law or equity, should the arbitrator or a majority of the three arbitrators, as the case may be, determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a the arbitrator or a majority of the three arbitrators, as the case may be, as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything to the contrary herein, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator(s).

          (iii) Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction. Any such arbitration shall be held in San Francisco, California under the rules then in effect of the American Arbitration Association. The arbitrator(s) shall determine how all expenses relating to the arbitration shall be paid, including without limitation, the respective expenses of each party, the fees of each arbitrator and the administrative fee of the American Arbitration Association.

     7. Shareholder Representative; Power of Attorney. In the event that the Merger is approved, effective upon such vote, the Principal Shareholder shall act as Shareholder Representative until such time as he shall appoint another person as agent and attorney-in-fact for the Principal Shareholder. As used herein, the term "Shareholder Representative" shall refer to the Principal Shareholder, and such agent and attorney-in-fact , if any is appointed. The Shareholder Representative shall have the authority to give and receive notices and communications, to authorize delivery to IEC of Escrow Shares from the Escrow Fund in satisfaction of claims by IEC, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Shareholder Representative for the accomplishment of the foregoing. Such agency may be changed by the Principal Shareholder from time to time upon not less than thirty (30) days prior written notice to IEC. No bond shall be required of the Shareholder Representative, and the Shareholder Representative shall not receive compensation for his or her services. Notices or communications to or from the Shareholder Representative shall constitute notice to or from the Principal Shareholder. The Shareholder Representative shall not be liable for any act done or omitted hereunder as Shareholder Representative while acting in good faith and in the exercise of reasonable judgment. The Principal Shareholder shall indemnify the Shareholder Representative and hold the Shareholder Representative harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Shareholder Representative and arising out of or in connection with the acceptance or administration of the Shareholder Representative's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Shareholder Representative.

     8. Actions of the Shareholder Representative. A decision, act, consent or instruction of the Shareholder Representative shall constitute a decision of the Principal Shareholder and shall be final, binding and conclusive upon the Principal Shareholder, and the Escrow Agent and IEC may rely upon any such decision, act, consent or instruction of the Shareholder Representative as being the decision, act, consent or instruction of the Principal Shareholder. The Escrow Agent and IEC are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholder Representative.

     9. Third-Party Claims. In the event IEC becomes aware of a third-party claim which IEC believes may result in a demand against the Escrow Fund, IEC shall notify the Shareholder Representative of such claim, and the Shareholder Representative and the Principal Shareholder (if applicable) shall be entitled, at their expense, to participate in any defense of such claim. IEC shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of the Shareholder Representative, no settlement of any such claim with third-party claimants shall be determinative of the amount of any claim against the Escrow Fund. In the event that the Shareholder Representative has consented to any such settlement, the Shareholder Representative shall have no power or authority to object to the amount of any claim by IEC against the Escrow Fund with respect to such settlement.

     10.  Escrow Agent's Duties.

          (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of IEC and the Shareholder Representative, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

          (ii) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

          (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Reorganization Agreement, this Agreement or any documents or papers deposited or called for hereunder.

          (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to the Reorganization Agreement, this Agreement or any documents deposited with the Escrow Agent.

          (v) In performing any duties under the Escrow Instructions, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement of affidavit provided for in this Escrow Instructions that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with the legal counsel in connection with Escrow Agent's duties under the Escrow Instructions and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to the Reorganization Agreement or this Agreement.

          (vi) If any controversy arises between the parties to the Reorganization Agreement, this Agreement, or with any other party, concerning the subject matter of the Escrow Instructions, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and shares of IEC Common Stock and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in the Escrow Instructions. In such event, the Escrow Agent will not be liable for damages. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and shares of IEC Common Stock held in escrow, except all cost, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of the Escrow Instructions.

          (vii) The parties and their respective successors and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, including allocated costs of in-house counsel and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of his/her duties under the Escrow Instructions, including but not limited to any litigation arising from the Escrow Instructions or involving its subject matter other than arising out of its negligence or willful misconduct.

          (viii) The Escrow Agent may resign at any time upon giving at least fifteen (15) days written notice to IEC and the Shareholder Representative; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the parties shall use their best efforts to mutually agree on a successor escrow agent within fifteen (15) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the state of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. Upon appointment of a successor escrow agent, the Escrow Agent shall be discharged from any further duties and liability under the Escrow Instructions.

     11. Escrow Agent Fees. All fees of the Escrow Agent for performance of its duties hereunder shall be paid by IEC in accordance with the standard fee schedule of the Escrow Agent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by the Escrow Instructions. In the event that the conditions of the Escrow Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in the Escrow Instructions or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to the Escrow Fund or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, including allocated costs of in-house counsel, and expenses occasioned by such default, delay, controversy or litigation. IEC promises to pay these sums upon demand.

     12. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties entitled at the following addresses, or at such other addresses as a party may designate by ten days' advance written notice to each of the other parties thereto:

          (i)  If to IEC to:

               Internet Extra Corporation
               131 Stuart Street, Fourth Floor
               San Francisco, California  94105
               Attention:  Gregory R. Raifman
               Telephone No.: (415) 808-1900
               Facsimile No.:  (415) 808-1901

               with a copy to:

               Wilson Sonsini Goodrich & Rosati
               Professional Corporation
               650 Page Mill Road
               Palo Alto, California 94304-1050
               Attention:  Aaron J. Alter, Esq.
               Telephone No.:  (650) 490-9300
               Facsimile No.:   (650) 493-6811

          (ii) If to the Principal Shareholder or the Shareholder
               Representative, to:

               Netranscend Software Inc.
               655 Bonanza Court
               Sunnyvale, CA  94087
               Telephone No.:  (408) 517-2930
               Facsimile No.:  _________________
               Attention:  Ruiqing "Barclay" Jiang
               with a copy to:

               Heller, Ehrman, White & McAuliffe
               2500 Sand Hill Road, Suite 100
               Menlo Park, CA  94025
               Attention:  Peter N. Townshend, Esq.
               Telephone No.:  (650) 234-4200
               Facsimile No.:  (650) 234-4299

     13. Successors and Assignees. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assignees.

     14. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     15. Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     IN WITNESS WHEREOF, the parties have caused this Escrow Agreement to be signed by their duly authorized respective officers, all as of the date first written above.


                                INTERNET EXTRA CORPORATION
                                a California corporation


                                By: /s/ Gregory R. Raifman
                                   -------------------------------------------
                                     Gregory R. Raifman
                                     Chairman and Chief Executive Officer


                                PRINCIPAL SHAREHOLDER

                                Ruiqing "Barclay" Jiang
                                an individual


                                ______________________________________________


                                SHAREHOLDER REPRESENTATIVE

                                Ruiqing "Barclay" Jiang
                                an individual



                                ______________________________________________


                                ESCROW AGENT



                                By: /s/ Gregory R. Raifman
                                   -------------------------------------------
                                     Gregory R. Raifman, Secretary of
                                     Internet Extra Corporation, a California
                                     corporation

     IN WITNESS WHEREOF, the parties have caused this Escrow Agreement to be signed by their duly authorized respective officers, all as of the date first written above.


                                INTERNET EXTRA CORPORATION
                                a California corporation


                                By: ____________________________________________
                                     Gregory R. Raifman
                                     Chairman and Chief Executive Officer


                                PRINCIPAL SHAREHOLDER

                                Ruiqing "Barclay" Jiang
                                an individual


                                /s/ Ruiquing "Barclay" Jiang
                                ------------------------------------------------


                                SHAREHOLDER REPRESENTATIVE

                                Ruiqing "Barclay" Jiang
                                an individual


                                /s/ Ruiquing "Barclay" Jiang
                                ------------------------------------------------


                                ESCROW AGENT



                                By:_____________________________________________
                                     Gregory R. Raifman, Secretary of
                                     Internet Extra Corporation, a California
                                     corporation

     IN WITNESS WHEREOF, the parties have caused this Escrow Agreement to be signed by their duly authorized respective officers, all as of the date first written above.


                                INTERNET EXTRA CORPORATION
                                a California corporation


                                By: /s/ Gregory R. Raifman
                                   -------------------------------------------
                                     Gregory R. Raifman
                                     Chairman and Chief Executive Officer


                                PRINCIPAL SHAREHOLDER

                                Ruiqing "Barclay" Jiang
                                an individual


                                ______________________________________________


                                SHAREHOLDER REPRESENTATIVE

                                Ruiqing "Barclay" Jiang
                                an individual



                                ______________________________________________


                                ESCROW AGENT



                                By: /s/ Gregory R. Raifman
                                   -------------------------------------------
                                     Gregory R. Raifman, Secretary of
                                     Internet Extra Corporation, a California
                                     corporation

     IN WITNESS WHEREOF, the parties have caused this Escrow Agreement to be signed by their duly authorized respective officers, all as of the date first written above.


                                INTERNET EXTRA CORPORATION
                                a California corporation


                                By: ____________________________________________
                                     Gregory R. Raifman
                                     Chairman and Chief Executive Officer


                                PRINCIPAL SHAREHOLDER

                                Ruiqing "Barclay" Jiang
                                an individual


                                /s/ Ruiquing "Barclay" Jiang
                                ------------------------------------------------


                                SHAREHOLDER REPRESENTATIVE

                                Ruiqing "Barclay" Jiang
                                an individual


                                /s/ Ruiquing "Barclay" Jiang
                                ------------------------------------------------


                                ESCROW AGENT



                                By:_____________________________________________
                                     Gregory R. Raifman, Secretary of
                                     Internet Extra Corporation, a California
                                     corporation